UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

RESOLUTE FOREST PRODUCTS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Resolute Forest Products Inc.

111 Robert-Bourassa Boulevard, Suite 5000

Montréal, Québec

H3C 2M1 Canada

April 10, 2019

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of Resolute Forest Products Inc. on Friday, May 24, 2019, at 10:00 a.m. (Eastern), at the Hampton Inn Cleveland, located at 4355 Frontage Road, Cleveland, Tennessee, USA. The Notice of Internet Availability of proxy materials provides you with information on how to access the proxy materials and obtain the details of the business to be conducted at the meeting.

In addition to the formal items of business to be brought before the meeting, we will report on our business and respond to stockholder questions.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy or voting instruction card by telephone or by Internet or, if you have requested to receive a paper copy of the proxy materials, by completing, signing, dating and returning your proxy form in the enclosed envelope. You will find the proxy card or voting instruction card by accessing the Internet websites mentioned on the Notice of Internet Availability and by following the instructions thereon.

Resolute’s annual report for 2018 is available by Internet or by mail in accordance with the instructions found on the Notice of Internet Availability, and we urge you to read it carefully.

We look forward to seeing you at the annual meeting.

Sincerely,

Yves Laflamme

President and chief executive officer

Bradley P. Martin

Chair of the board

Resolute Forest Products Inc.

111 Robert-Bourassa Boulevard, Suite 5000

Montréal, Québec

H3C 2M1 Canada

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2019

April 10, 2019

Dear Stockholder:

The 2019 annual meeting of stockholders of Resolute Forest Products Inc. will be held on Friday, May 24, 2019, at 10:00 a.m. (Eastern), at the Hampton Inn Cleveland, located at 4355 Frontage Road, Cleveland, Tennessee, USA, for the purpose of voting on the following matters:

1.	the election of directors for the ensuing year;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2019 fiscal year;

3.	an advisory vote to approve executive compensation, or the “say-on-pay” vote;

4.	the adoption of the Resolute Forest Products 2019 Equity Incentive Plan; and

5.	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The record date for the determination of the stockholders entitled to vote at our annual meeting, and any adjournment or postponement thereof, is the close of business on March 28, 2019.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on May 24, 2019:

The proxy statement and our 2018 annual report are available at

http://www.edocumentview.com/RFP.

By order of the board of directors,

Jacques P. Vachon

Corporate secretary

April 10, 2019 Montréal, Québec, Canada

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by Resolute Forest Products Inc. on behalf of our board of directors for the 2019 annual meeting of stockholders. The annual meeting will be held on Friday, May 24, 2019, at 10:00 a.m. (Eastern), at the Hampton Inn Cleveland, located at 4355 Frontage Road, Cleveland, Tennessee, USA. Proxy materials for the annual meeting are being made available on or about April 10, 2019.

When we use the terms “Resolute,” “the Company,” “we,” “us” and “our,” we mean Resolute Forest Products Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

What is the Notice of Internet Availability and why did I not receive a full set of proxy materials?

Notice and Access Rules adopted by the Securities and Exchange Commission, or the “SEC”, allow companies to choose the method for delivering proxy materials to stockholders. We have elected this year to use the Notice and Access Rules and therefore to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability”) instead of sending a full set of proxy materials in the mail to our stockholders. This Notice of Internet Availability will be mailed to our stockholders approximately on April 10, 2019, and our proxy materials will be posted on both our corporate website (www.resolutefp.com/Investors/Financial_Reports), the website referenced in the Notice of Internet Availability as well as on www.edocumentview.com/RFP on the same day. Utilizing this method of delivery expedites receipt of proxy materials by our stockholders and lowers the cost of the annual meeting. If you are a stockholder and would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting copies.

Who is entitled to vote at the annual meeting?

Owners of Resolute’s common stock at the close of business on March 28, 2019, the record date for the annual meeting, are entitled to receive the Notice of Internet Availability and to vote their shares at the meeting. On that date, there were 91,099,378 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted on at the annual meeting.

What is the difference between holding shares as a stockholder of record and through an intermediary?

You are a stockholder of record if you own shares of common stock that are registered in your name with our transfer agent, Computershare Trust Company, N.A. If you are a stockholder of record, the transfer agent is sending the Notice of Internet Availability to you directly.

If you hold shares of common stock indirectly through a broker, bank or similar institution (which we refer to as an “intermediary institution”), you are a “street name” holder and the Notice of Internet Availability is being sent to you by the intermediary institution through which you hold your shares. If you provide specific voting instructions by mail, telephone or the Internet, your intermediary institution will vote your shares as you have directed.

What do I need to do to attend the annual meeting?

Attendance at the annual meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver’s license, to attend the meeting in person. If you hold your shares in street name and you plan to attend the annual meeting, you must bring an account statement or other suitable evidence that you held shares of common stock as of the record date to be admitted to the meeting. For directions to the annual meeting, you may contact our investor relations department by following the instructions on our website at www.resolutefp.com/Investors.

Any representative of a stockholder who wishes to attend must present acceptable documentation evidencing his or her authority, suitable evidence of ownership by the stockholder of common stock as described above and an acceptable form of identification. We reserve the right to limit the number of representatives for any stockholder who may attend the meeting.

What methods can I use to vote?

If you are a registered holder, you may vote:

•

By mail. If you would like to receive a paper copy of the proxy card, you should follow the instructions on the Notice of Internet Availability for requesting copies. Complete, sign and date the printed proxy card and return it in the pre-paid envelope enclosed that will be accompanying the proxy card.

•

By Internet. You can vote through the Internet at www.envisionreports.com/RFP. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly. Voting will be open 24 hours a day, 7 days a week, but proxies submitted using these methods must be received by 1:00 a.m. (Eastern) on May 24, 2019.

•	In person. You can vote in person at the meeting. See What do I need to do to attend the annual meeting?

If you are a street name holder, you may vote:

•

By mail. If you would like to receive a paper copy of the voting instruction form, you should follow the instructions on the Notice of Internet Availability for requesting copies. Complete, sign and date the voting instruction form and return it in the pre-paid envelope enclosed that will be accompanying the voting instruction form.

•

By Internet. You can vote through the Internet at the website address indicated in your intermediary institution’s voting instructions on the Notice of Internet Availability. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

•

In person. You can vote in person at the meeting if you bring a valid “legal proxy,” which you can obtain from your intermediary institution through which you hold your shares. See What do I need to do to attend the annual meeting?

What is a broker non-vote?

If you are a street name holder, you must instruct your intermediary institution how to vote your shares. If you do not, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote, which is referred to as a “broker non-vote”, in accordance with the rules of the New York Stock Exchange, or “NYSE.” Under those rules, your intermediary institution has discretionary voting authority to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if it does not receive voting instructions from you. But the election of directors, the advisory say-on-pay vote and the vote on the adoption of the Resolute Forest Products 2019 Equity Incentive Plan are non-discretionary items, and they may not be voted upon by your broker without specific voting instructions from you. Accordingly, your shares would not be voted on these matters.

Is there a list of stockholders entitled to vote at the annual meeting?

A list of stockholders of record entitled to vote at the meeting will be available for inspection at the meeting and for the ten days before the meeting for any purpose germane to the meeting during ordinary business hours at Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada from May 14, 2019, through May 23, 2019.

What is the quorum for the annual meeting?

The presence of the holders of shares of common stock representing at least one-third of the voting power of all common stock issued and outstanding and entitled to vote at the meeting, in person or by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are considered present for purposes of determining a quorum.

How will my shares be voted at the annual meeting?

At the meeting, the persons named in the proxy card or, if applicable, their substitute(s) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted:

•	FOR the election of each director nominee;

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

•	FOR the advisory resolution approving executive compensation; and

•	FOR the adoption of the Resolute Forest Products 2019 Equity Incentive Plan.

Can I revoke my proxy?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Company’s corporate secretary;

•	delivering a valid, later-dated proxy, or later-dated vote by telephone or on the Internet, before the annual meeting; or

•	voting in person at the annual meeting.

If you are a street name holder, you can submit new voting instructions by contacting your intermediary institution. All shares for which proxies have been properly submitted and not revoked will be voted at the annual meeting.

What are the voting requirements for the approval of each matter presented at the annual meeting?

•

Election of directors. Since the number of nominees for director is the same as the number of positions on the board to be filled, election of directors at this annual meeting is deemed “non-contested.” As a result, under our by-laws as amended in December 2014, directors are elected by a majority vote. An incumbent director nominee who does not receive a majority of the votes cast in a non-contested election shall tender his or her resignation to the board. Under our by-laws, abstentions and broker non-votes will not be considered “cast” in the election of directors, and, as a result, will not affect the outcome of the director election.

•

Ratification of PricewaterhouseCoopers LLP. The ratification of the appointment of an independent registered public accounting firm is not required under our by-laws, but we are asking as a matter of good governance. A majority of the votes present and entitled to vote at the meeting must vote to approve the ratification of PricewaterhouseCoopers LLP as our independent registered accounting firm for the 2019 fiscal year for the ratification to pass. Abstentions will have the same effect as a vote against this proposal.

•

Advisory vote on executive compensation. Under our by-laws, in order for it to pass, a majority of the votes present and entitled to vote at the meeting must vote to adopt, on an advisory basis, the resolution approving compensation of our named executive officers. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be considered “entitled to vote” on this matter and, as a result, will not affect the outcome of the vote.

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Vote on the adoption of the Resolute Forest Products 2019 Equity Incentive Plan. Under our by-laws, in order for it to pass, a majority of the votes present and entitled to vote at the meeting must vote to adopt the resolution approving a new equity incentive plan. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be considered “entitled to vote” on this matter and, as a result, will not affect the outcome of the vote.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of stockholder proxies. Individual stockholder votes are kept confidential, unless disclosure is necessary to meet applicable legal requirements to assert or defend claims for or against the Company or made during a contested proxy solicitation, tender offer or other change of control situation.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies for the annual meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

What information is available via the Internet?

These documents can be found at www.edocumentview.com/RFP:

•	notice of annual meeting;

•	proxy statement; and

•	2018 annual report

Your proxy card or voting information form can also be found at the internet address mentioned on the Notice of Internet Availability.

Can I obtain printed materials of the proxy materials?

Yes, follow the instructions on the Notice of Internet Availability to receive printed proxy materials in time enough to vote your shares.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you will receive separate proxy materials for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one set of proxy materials. Please follow the instructions on each of the Notices of Internet Availability that you receive in order to vote all of your shares. If you would like to consolidate multiple accounts at our transfer agent, please contact Computershare Trust Company, N.A. at (866) 820-6919 (toll free for Canada and the U.S.) or (781) 575-3100.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding,” pursuant to which stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one set of proxy materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Notices of Internet Availability. Householding would not in any way affect dividend check mailings, if any. If you participate in householding and wish to receive a separate copy of proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our transfer agent. If you are a street name holder, you can request information about householding from your intermediary institution.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

The board has adopted a formal set of corporate governance principles and practices, which we refer to as the “corporate governance principles.” The purpose of the corporate governance principles, which are available on our website (www.resolutefp.com/about_us/corporate_governance), is to provide a structure within which directors can effectively pursue the Company’s objectives for the benefit of stockholders and supervise the management of the Company. The corporate governance principles are guidelines intended to serve as a flexible framework within which the board may conduct its business, and not as a set of legally binding obligations.

The corporate governance principles outline the board’s responsibilities and the interplay among the board and its committees in furthering the Company’s overall objectives. The corporate governance principles note the board’s role in advising management on significant issues facing the Company and in reviewing and approving significant actions. In addition, the corporate governance principles highlight the principal roles of certain committees of the board, including:

•

the board’s selection and evaluation of senior executive officers, including the president and chief executive officer, with assistance from the human resources and compensation/nominating and governance committee, and succession planning;

•

the administration of executive and director compensation by the human resources and compensation/nominating and governance committee, with final approval of chief executive officer and director compensation by the board;

•	the selection and oversight of our independent registered public accounting firm and oversight of public financial reporting by the audit committee; and

•

the evaluation of candidates for board membership and the oversight of the structure and practices of the board, the committees and corporate governance matters in general by the human resources and compensation/nominating and governance committee, including annual assessment (collectively and on an individual basis) of board and committee effectiveness.

Our corporate governance principles also include, among other things:

•	general qualifications for board membership, including independence requirements (with, among other things, the categorical standards for board determinations of independence);

•	director responsibilities, including board and stockholder meeting attendance and advance review of meeting materials;

•	provisions for director access to management and independent advisors, and for director orientation and continuing education; and

•

an outline of management’s responsibilities, including production of financial reports and disclosures, implementation and monitoring of internal controls and disclosure controls and procedures, development, presentation and implementation of strategic plans and setting a strong ethical “tone at the top.”

Director Independence

The Company’s corporate governance principles also include standards concerning the independence of board members. Those standards are designed to comply with those established by the SEC and the NYSE. They include the following:

•

Each member of the board, except for the president and chief executive officer and, at the discretion of the board, up to two additional directors, must be independent. The definition of independence is based on the NYSE’s corporate governance standards, which also require a majority of directors to be independent, and rules established by the SEC.

•	Each member of the audit committee and the human resources and compensation/nominating and governance committee must be independent.

•

The independent directors must meet in executive session at least annually without any non-independent director or executive officer. The independent directors will also meet in executive session at the end of any board meeting at the request of any independent director. The lead director presides at these meetings.

On the basis of information solicited from each director, and upon the advice and recommendation of our human resources and compensation/nominating and governance committee, the board has determined that at the date of this proxy statement seven out of the Company’s nine incumbent directors are independent, as defined in the NYSE’s corporate governance standards and our by-laws, namely: Randall C. Benson, Suzanne Blanchet, Jennifer C. Dolan, Richard D. Falconer, Jeffrey A. Hearn, Alain Rhéaume, and Michael S. Rousseau.

The board has also determined that each member of the audit committee and the human resources and compensation/nominating and governance committee satisfies the requirements for independence, including the additional independence standards under NYSE rules for audit committee members and compensation committee members. As part of these determinations, which included considering the relationships described below under Related Party Transactions, as applicable, business relationships among our directors, and the categories of relationships below, the board determined that none of the independent directors has a direct or indirect material relationship with the Company other than as a director, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our corporate governance principles reflect the board’s determination that the following categories of relationships alone are not material and will not impair a director’s independence:

•

ownership of less than 5% of the equity of, or being a director of, another company that does business with the Company where the annual sales to, or purchases from, the Company are less than 5% of the annual revenues of either company;

•

ownership of less than 5% of the equity of, or being an executive officer or director of, an unaffiliated company that is indebted to the Company (or to which the Company is indebted), where the total amount of either company’s indebtedness to the other is less than 5% of the total consolidated assets of either company; and

•

serving as an officer, director or trustee of a charitable organization, where the Company’s charitable contributions to the organization are less than 2% of that organization’s total annual charitable receipts, or $20,000 per year, whichever is less.

The human resources and compensation/nominating and governance committee, in consultation with the audit committee when appropriate, is responsible for reviewing and overseeing related party transactions and conflicts of interest situations involving the Company, its directors, executive officers, the chief accounting officer, and related parties.

Code of Conduct

We have adopted a written code of business conduct that applies to all hourly and salaried employees, including our president and chief executive officer, chief financial officer and chief accounting officer, and to Company directors. The code of business conduct establishes the fundamental ethical values and standards the Company expects in the work and business activities of its employees, officers and directors.

Among other things, the code of business conduct requires that each employee and officer disclose any actual, potential or apparent conflict of interest in the manner set out in the code.

The Company’s corporate governance principles describe the policy concerning the disclosure, review and approval of conflicts of interest or related party transactions with respect to directors. The corporate governance principles, together with the code of business conduct, provide guidance to directors in handling unforeseen situations as they arise, and they provide that each director:

•	must avoid every conflict of interest with the Company and must recuse himself or herself from any board decision where a conflict of interest may exist;

•	owes a duty to the Company to advance its legitimate interests when the opportunity to do so arises;

•	must maintain confidentiality of information entrusted to him or her;

•	must comply, and oversee the compliance by employees, officers and other directors, with applicable laws, rules and regulations;

•	must deal fairly, and must oversee fair dealing by employees and officers, with the Company’s customers, suppliers, competitors and employees;

•	should promote ethical behavior; and

•	must protect the Company’s assets and ensure their efficient use.

The code of business conduct is available on our website (www.resolutefp.com/about_us/corporate_governance). The Company will post on its website any waiver or amendment to the code of business conduct.

Board Leadership Structure; Communication with Independent Directors

The Company’s business is managed under the direction of the board, with the board delegating the management of the Company to the president and chief executive officer, working with other executive officers, in a manner consistent with the Company’s objectives and in accordance with its by-laws. This delegation of authority is not intended to minimize the board’s supervisory duties, as more fully set forth in our corporate governance principles.

As board chair, Mr. Martin presides over board meetings. Because he is not considered an independent director, pursuant to our by-laws, a majority of the independent board members selected Mr. Rhéaume, an independent director, to serve as the board’s lead director. His responsibilities as such include, among other things, chairing any meeting of the independent directors in executive session.

As indicated in the Company’s corporate governance principles, it is the Company’s current intent that the chair not also concurrently hold the position of chief executive officer and, accordingly, the positions are separated. This allows the chief executive officer to focus on managing the Company, and the chair, together with the lead director, to lead the board in providing advice to, and independent oversight of, management. We believe that this structure recognizes the time and effort that our chief executive officer is called to devote to his position, and facilitates the independent functioning of the board, thus enhancing the fulfillment of its oversight responsibilities, and setting the tone for the board in fostering ethical and responsible decision-making and sound corporate governance practices.

Stockholders and other interested persons that would like to communicate with the independent directors may send an e-mail to independentdirectors@resolutefp.com or send a written communication to: Resolute Forest Products Inc. Independent Directors, c/o Resolute Forest Products Corporate Secretary, 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada. The Company’s corporate secretary will forward those communications to the intended recipients and will retain copies for the Company’s records.

Regardless of the method of communication, no message will be screened or edited before it is delivered to the intended recipient(s), who will determine whether to relay the message to other members of the board.

Board’s Role in Risk Oversight

Management is responsible for assessing and managing risk, subject to oversight by our board. The board executes its oversight responsibility for risk assessment and risk management directly through its committees, as follows:

•

Audit committee. The audit committee periodically reviews management’s plans to manage the Company’s exposure to financial risk, and reports or makes recommendations on significant issues to the board. To the extent deemed appropriate in fulfilling its responsibilities, the audit committee also discusses and considers the Company’s policies with respect to general risk assessment and risk management, major information technology and cyber-security risk exposures, and reviews contingent liabilities and risks that could be material to the Company, including major legislative and regulatory developments that could materially impact the Company’s contingent liabilities.

•

Environmental, health and safety committee. The environmental, health and safety committee reviews the Company’s outstanding and potential liabilities related to environmental, health and safety matters. It also reviews with management all significant environmental incidents or occupational accidents within the Company and any event of material non-compliance. The committee monitors the Company’s relationships with external environmental, health and safety regulatory authorities, which are critical to our business operations.

•

Finance committee. The finance committee reviews at least annually a report prepared by management on the financial health, from an actuarial perspective, of the benefit plans of the Company’s subsidiaries, and related funding obligations. At least annually, the finance committee reviews the adequacy of management’s plans and processes to manage the Company and its subsidiaries’ exposure to financial risks and the Company and its subsidiaries’ insurance principles and coverage, including those associated with the use of derivatives, currency and interest rates swaps and other risk management techniques. The finance committee also reviews, as needed, the actual and projected financial situation and capital needs of the Company, including as a result of the Company’s business plan and strategy, cash plan, short-term investment policy, balance sheet, dividend policy, issuance or repurchase of Company stock and capital structure (e.g., the respective level of debt and equity, the sources of financing and equity, the Company’s financial ratios and credit rating policy).

•

Human resources and compensation/nominating and governance committee. The human resources and compensation/nominating and governance committee assists the board in discharging its responsibilities with respect to human resources strategy, policies and programs and matters relating to the use of human resources and also assists the board in fulfilling its responsibilities to ensure that the Company is governed in a manner consistent with its by-laws and in the best interests of its stockholders. The human resources and compensation/nominating and governance committee also considers the impact of the Company’s executive compensation program and the incentives created by the compensation awards on the Company’s risk profile, and reviews all of the Company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The board believes that these roles are important in managing the Company’s reputational risk.

The board does not view risk in isolation. Risks are considered in virtually every business decision, including those related to the Company’s strategic plan and capital structure.

Director Qualifications and Nomination Process

We believe that each director should possess high personal and professional ethics, integrity and values, an inquiring and independent mind as well as practical wisdom, vision and mature judgment. He or she should also have substantial training and experience at the policy-making level in business, government, or education and/or expertise that is useful to the Company and complementary to the background and experience of other board members, so that an optimum balance of expertise among members on the board can be achieved and maintained. In light of other business and personal commitments, he or she should also be willing and able to devote the required amount of time to diligently fulfill the duties and responsibilities of board membership, and be committed to serve on the board over a period of years to develop knowledge about the Company’s operations.

With respect to the human resources and compensation/nominating and governance committee’s evaluation of nominee candidates, including those recommended by stockholders, the committee has no formal requirement or minimum standard for the evaluation of nominees. Rather, the committee considers each candidate on his or her own merits. But in evaluating candidates, some of the specific areas of expertise and experience that we believe to be important in light of our business are listed below; ideally, these areas should be represented by at least one board member:

•	professional services, such as lawyers, investment bankers and university professors;

•	politics/government relations;

•	management/operating experience, such as a chief executive officer, chief operating officer or senior manager; and

•	financial/accounting experience, such as a chief financial officer, certified financial analyst or professional accountant or analyst.

The applicable aspects of each director’s experience, qualifications and skills that the board considered in their nomination in light of the foregoing are included in their individual biographies below. It is also desirable that each member of the board has recent experience as a member of the board of at least one other company, preferably a public company. When evaluating the performance of the board and its members, the Human Resources and Compensation/Nominating and Governance Committee also considers tenure and board renewal aspects.

While the board does not have a formal written diversity policy, the board and the human resources and compensation/nominating and governance committee advocate diversity in the broadest sense. Diversity is important because we believe a variety of points of view contribute to a more effective decision-making process. Although not specified in the charter, the human resources and compensation/nominating and governance committee actively seeks out a broad pool of candidates for board positions from diverse ethnic, race, gender and cultural background.

The candidacy of Ms. Suzanne Blanchet as director was submitted to the Human Resources and Compensation/Nominating and Governance Committee for review after being highly recommended by a member of the board and seconded by other members of the board. After considering Ms. Blanchet’s extensive executive experience in our industry, in particular in the tissue segment, her interest in joining our board and her overall candidacy, the Human Resources and Compensation/Nominating and Governance Committee recommended her nomination to the board and the board accepted such recommendation. The board appointed Ms. Blanchet to the board as of January 31, 2019 in accordance with the Company’s by-laws.

Stockholders who wish to submit director candidates for consideration by our human resources and compensation/nominating and governance committee at the 2020 annual meeting may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our by-laws, to the corporate secretary, Resolute Forest Products, 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada no earlier than February 24, 2020, and no later than March 25, 2020.

Meetings and Committees

The board met nine times in 2018. No incumbent director attended fewer than 84% of the aggregate number of regular and special meetings of the board and of the committees on which the director sits.

We expect each director to attend all regular board meetings, all meetings of the committee(s) on which the director sits and all annual and special meetings of stockholders. All directors standing for reelection attended last year’s annual meeting of stockholders.

The board has adopted a written charter for each of its four standing committees: the audit committee, the human resources and compensation/nominating and governance committee, the environmental health and safety committee and the finance committee. Each committee’s charter is available on our website at www.resolutefp.com/about_us/corporate_governance.

Audit Committee

The members of the audit committee are: Jennifer C. Dolan, Richard D. Falconer, Alain Rhéaume (chair until May 25, 2018) and Michael S. Rousseau (chair as of May 25, 2018). The board has determined that each member of the audit committee is “independent” in accordance with the NYSE’s corporate governance standards, our by-laws and rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The board has determined that each member qualified as an “audit committee financial expert” in accordance with SEC rules.

The audit committee oversees our financial reporting, internal controls and audit function process on behalf of the board. Its purposes and responsibilities include:

•	Monitoring the integrity of our financial reporting process, systems of internal control and financial statements.

•	Monitoring the independence and qualifications of our independent registered public accounting firm.

•	Overseeing the audit of the Company’s financial statements.

•	Monitoring the performance of our internal audit function and independent registered public accounting firm.

•	Monitoring our compliance with legal and regulatory requirements that could have an impact on the Company’s financial statements.

•	Fostering open communications among the board, management, the independent registered public accounting firm and internal auditors.

•	Reviewing management’s plans to manage the Company’s exposure to financial risk and report or make recommendations on significant issues to the board.

•	Overseeing other matters mandated by applicable rules and regulations as well as listing standards of the NYSE.

The audit committee met seven times in 2018.

Environmental, Health and Safety Committee

The members of the environmental, health and safety committee are: Jeffrey A. Hearn (chair), Randall C. Benson, Jennifer C. Dolan, Bradley P. Martin. The environmental, health and safety committee monitors the policies, management systems and performance of the Company’s environmental and occupational health and safety matters on behalf of the board.

The primary responsibilities of the environmental, health and safety committee include:

•	Reviewing the adequacy of the environmental, health and safety programs and performance of the Company.

•	Reviewing annually the Company’s environmental, health and safety (i) vision and policies and (ii) strategies and objectives.

•	Reviewing outstanding and potential liabilities for environmental, health and safety matters.

•	Reviewing with management all significant environmental incidents or occupational accidents within the Company and any event of material non-compliance.

•	Monitoring the Company’s relationships with external environmental, health and safety regulatory authorities and with other stakeholders.

The environmental, health and safety committee met four times in 2018.

Finance Committee

The members of the finance committee are: Randall C. Benson, Richard D. Falconer (chair), Bradley P. Martin, Alain Rhéaume and Michael S. Rousseau. The primary responsibilities of the finance committee include:

•

Reviewing as needed the adequacy of management’s plans to manage the Company’s exposure to financial risk and insurance principles and coverage, including those associated with the use of derivatives, currency and interest rate swaps and other risk management techniques.

•	Reviewing as needed the actual and projected financial situation and capital needs of the Company.

•	Reviewing at least annually the Company’s tax situation and tax strategy.

•	Reviewing as needed the Company’s investor profile and related investor relations and stockholder services of the Company.

•	Reviewing potential merger, acquisition, divestiture, joint venture and other similar transactions and capital expenditure projects to be submitted to the board.

•

Reviewing at least once a year a report prepared by management on the financial health, from an actuarial perspective, of the benefit plans of the Company’s subsidiaries, and related funding obligations.

The finance committee met five times in 2018.

Human Resources and Compensation/Nominating and Governance Committee

The members of the human resources and compensation/nominating and governance committee are: Randall C. Benson, Jennifer C. Dolan, Richard D. Falconer and Michael S. Rousseau (chair until May 25, 2018), Alain Rhéaume (member and chair as May 25, 2018). The human resources and compensation/nominating and governance committee’s primary responsibilities include:

•	Human resources and compensation

•	Reviewing from time to time and approving the structure of the Company’s executive compensation to ensure the structure is appropriate to achieve the Company’s objectives.

•	Evaluating annually the chief executive officer’s performance and compensation, and participating in such evaluation as it relates to other executive officers of the Company.

•	At least annually, working with the chair of the board and the chief executive officer to plan for chief executive officer succession and reviewing the succession planning with the board.

•	Recommending to the board the appropriate structure and amount of compensation for non-employee directors.

•	Periodically evaluating the Company’s executive incentive plans and approving proposed amendments to executive benefit plans.

•	Reviewing and approving employment, severance and change in control agreements.

•

Considering the impact of the Company’s executive compensation program and the incentives created by compensation awards on the Company’s risk profile, and reviewing all of the Company’s compensation policies and procedures.

•	Recommending to the board nominees to serve as officers of the Company.

•	Corporate governance

•	Overseeing and monitoring compliance with the Company’s code of business conduct.

•

Reviewing and overseeing related party transactions and conflicts of interest situations involving the Company, its directors, executive officers, the chief accounting officer, and related persons, in consultation with the audit committee as appropriate.

•	Developing and recommending the Company’s corporate governance principles to the board.

•	Making recommendations to the board regarding stockholder proposals and any other matters relating to corporate governance.

•	Board of directors and board committees

•	Annually evaluating the size and composition of the board.

•	Making recommendations to the board regarding any resignation tendered by a director that fails to receive a majority of the votes cast in an uncontested election.

•	Identifying and recommending qualified director candidates to the board and submitting a slate of nominees for election by stockholders at the annual meeting.

•	Considering director candidates proposed by stockholders in accordance with the Company’s by-laws.

•	Ensuring a process by which the board can assess its performance.

•	Assessing the performance of each board committee annually, including a review of board committee charters.

The human resources and compensation/nominating and governance committee met seven times in 2018.

DIRECTOR COMPENSATION

Director Compensation for 2018

Name	Fees Earned or Paid in Cash(1)(2)		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation(4)	Total
Randall C. Benson	$75,000		$—	$—	$88,391	(5)	$14,826	(7)	$26,504	$204,721
Jennifer C. Dolan	75,000		—	—	88,391	(6)	—		23,538	186,929
Richard D. Falconer	90,000	(8)	—	—	88,391	(5)	8,889	(7)	110,614	297,894
Richard Garneau(9)	—		—	—	—		—		—	—
Jeffrey A. Hearn	90,000	(8)	—	—	88,391	(6)	—		23,538	201,929
Yves Laflamme(9)	—		—	—	—		—		—	—
Bradley P. Martin	225,000	(8)	—	—	88,391	(5)	44,479	(7)	277,801	635,671
Alain Rhéaume	115,000	(8)	—	—	88,391	(5)	—		77,166	280,557
Michael S. Rousseau	95,000	(8)	—	—	88,391	(5)	—		77,166	260,557

1.

Retainer fees of all directors were payable in cash, except those of Messrs. Benson, Falconer and Martin, who elected to defer all of their cash fees (or, in the case of Mr. Falconer, half of his cash fees) under the Resolute Forest Products Outside Director Deferred Compensation Plan or “director deferred compensation plan.”

2.	The director fees are paid quarterly.

3.

These amounts represent cash-settled awards granted to each outside director and associated dividend equivalents. On February 12, 2018, each outside director was granted an award with a fair value of $75,000 each and covering 9,603 stock units, subject to the Resolute Forest Products Equity Incentive Plan or “equity incentive plan.” The Company determined the number of units by dividing the award value by the volume weighted average of the highest and lowest prices per share at which the Company’s common stock was traded on the NYSE on each of the five business days immediately before the February 12, 2018 grant date, or $7.81.

Canadian directors received the award in the form of deferred stock units, or “DSUs,” and U.S. directors received the award in the form of restricted stock units, or “RSUs” (collectively, “2018 cash-settled awards”). The 2018 cash-settled awards vested in 25% tranches on the last day of each calendar quarter of 2018. The 2018 cash-settled awards for all directors active as of December 31, 2018 were fully vested. The value of each director’s 2018 cash-settled award and associated dividend equivalents based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on the last trading day of the year, December 31, 2018, or $7.93, is shown in the table below under “Cash-Settled Equity Component.”

4.

Amounts reflect the value of dividend equivalents issued in 2018 attributable to outstanding equity awards granted in prior years. The dividend equivalents relate to a special dividend issued by the Company and are not a regular component of the director’s annual compensation program.

5.

The 2018 cash-settled awards to Messrs. Benson, Falconer, Martin, Rhéaume and Rousseau were in the form of cash-settled DSUs and associated dividend equivalents. The amount shown in this column is the $75,000 grant date value of the cash-settled DSUs plus associated dividend equivalents based on the per-share closing trading price on the NYSE of shares of the Company’s stock on the last trading day of the year, December 31, 2018, or $7.93.

6.

The 2018 cash-settled awards to Ms. Dolan and Mr. Hearn were in the form of cash-settled RSUs and associated dividend equivalents. The amount shown in this column is the $75,000 grant date value of the cash-settled RSUs plus associated dividend equivalents based on the per-share closing trading price on the NYSE of shares of the Company’s stock on the last trading day of the year, December 31, 2018, or $7.93.

7.

These amounts represent “premium stock units” and dividend equivalents (for both premium stock units and non-premium DSU units) credited to the accounts of Messrs. Benson, Falconer and Martin under the director deferred compensation plan as a result of the deferral of their 2018 fees under this plan. The amount of the premium stock units and dividend equivalents is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on the last trading day of the year, December 31, 2018, or $7.93.

8.

Mr. Martin serves as chair of the board. However, because Mr. Martin is not an independent director under SEC standards, the board appointed Mr. Rhéaume as lead director and approved an additional retainer for his service in this capacity. The “Fees Earned or Paid in Cash” column reflects the additional fees Messrs. Martin and Rhéaume received in 2018 for these roles and additional fees Mr. Rhéaume receives as committee chair. The fees for Messrs. Falconer, Hearn and Rousseau reflect the additional fees for their roles as committee chairs.

9.

As permitted under SEC rules, all of Messrs. Garneau and Laflamme’s compensation from the Company for 2018 is set forth in the Summary Compensation Table because they were named executive officers in 2018. Upon his resignation as president and chief executive officer, Mr. Garneau resigned from the board and its committees effective January 31, 2018. Mr. Laflamme joined the board effective February 1, 2018 upon his appointment as president and chief executive. Messrs. Garneau and Laflamme did not receive any additional compensation for their service on the board.

Cash Component

Compensation payable to the non-employee directors is based on an annual retainer fee, payable in cash in equal quarterly installments. The annual retainer fee has remained unchanged since 2011 at $75,000. In recognition of their added accountabilities, the board chair, lead director and committee chairs receive additional annual fees, payable in cash in equal quarterly installments. The additional annual fees also remained unchanged since 2011 at $150,000 for the board chair, $25,000 for the audit committee chair and $15,000 for the other committee chairs. The lead director receives an additional annual fee of $20,000. The Company reimburses all directors for reasonable expenses incurred in connection with attending board and committee meetings.

Resolute Forest Products Outside Director Deferred Compensation Plan

Non-employee directors have an opportunity to defer all or a portion of their cash fees under the director deferred compensation plan. Fees deferred pursuant to the director deferred compensation plan are credited as DSUs for Canadian directors and as RSUs for U.S. directors. The number of deferred compensation DSUs and RSUs is determined by dividing 110% of the amount of fees deferred by the volume weighted average of the highest and lowest prices per share at which the Company’s common stock was traded on the NYSE on each of the five business days immediately before the date the fees would otherwise be paid, resulting in a 10% incentive (referred to in the director deferred compensation plan as the “premium stock units”).

The following table describes how DSUs and RSUs are vested and paid under the director deferred compensation plan:

Key Provisions	DSUs under Director Deferred Compensation Plan	RSUs under Director Deferred Compensation Plan
Vesting

•  Non-premium DSUs and RSUs are always 100% vested

•  Premium DSUs and RSUs vest one-third on March 31 of the first three calendar years following the year in which they are credited, but with automatic 100% vesting upon termination of board service for any reason other than cause

Form of Payment	Lump sum payment in cash	Installment payments in cash

Timing of Payment

•  All non-premium DSUs and vested premium DSUs are paid as soon as administratively feasible after a termination of board service, unless director is subject to Section 409A of the U.S. Internal Revenue Code, the “Code”

•  If the director is subject to Code Section 409A, all non-premium DSUs and vested premium DSUs are paid by December 15 of the calendar year following the calendar year of his or her termination of board service, unless the director provides advance written notice specifying an earlier settlement date

•  Generally, one-third of all non-premium RSUs and all vested premium RSUs are paid as soon as administratively feasible after each premium RSU vesting date

•  All non-premium RSUs and vested premium RSUs are paid as soon as administratively feasible after termination of board service for any reason other than cause before scheduled payment dates

Cash-Settled Award Component

In addition to the cash fee component of the directors’ compensation, to ensure the directors’ interests are aligned with those of the stockholders, we grant either an annual equity-based award or an annual cash-settled award to each director. The 2018 equity award will settle in cash. The Human Resources and Compensation/Nominating and Governance Committee (“compensation committee”) adheres to a policy that sets the grant date for the annual awards (whether granted as an equity award or cash-settled award) as the eighth trading date after the release of fourth quarter earnings. For the 2018 cash-settled award, the grant date was February 12, 2018.

The 2018 annual cash-settled award and its terms are highlighted in the Director Compensation table above and the accompanying footnotes. In addition to the terms noted above, the following table describes how the 2018 cash-settled award is vested and settled:

Key Provisions	DSU Awards	RSU Awards

Vesting upon Termination of Service

•  Upon failure to be re-elected or mandatory retirement, pro rata vesting of DSUs or RSUs based on months of service in 2018

•  Upon death or disability, accelerated vesting of the tranche of DSUs or RSUs scheduled to vest at the end of the calendar quarter of the director’s termination date

•  Upon termination for cause, forfeiture of all vested and unvested DSUs or RSUs

•  Upon any other termination (including resignation), forfeiture of all unvested DSUs or RSUs

Form of Settlement	Lump sum payment in cash	Installment payments in cash

Timing of Settlement	• Vested DSUs will be settled upon termination of board service	• Generally, vested RSUs will be settled in one-third increments on March 31 of 2019, 2020 and 2021 • Accelerated settlement upon termination of service for any reason other than cause

Cash Amount

•  Amount payable in cash based on the volume weighted average of the highest and lowest prices per share at which the Company’s common stock was traded on the NYSE on each of the five business days immediately before the settlement date

The following table shows the annual awards (DSUs for Canadian directors and RSUs for U.S. directors) granted to the directors since their appointment on the board and the market value of each award at December 31, 2018. Each award had an initial grant value of $75,000 and covered the number of units of stock shown in the table. All awards are vested. At December 31, 2018, each active director continues to hold all shares settled for awards granted in prior years.

Name(1)	Grant Date	Number of Units of Stock at Grant Date(2)	Market Value of Shares of Stock at 12/31/18 (3)
Messrs. Falconer, Hearn, Rhéaume and Rousseau at 12/31/18	04/08/11	2,711	$21,498
	02/27/12	4,889	$38,770
	02/18/13	5,459	$43,290
	02/11/14	3,872	$30,705
	02/16/15	4,072	$32,291
	02/15/16	18,029	$142,970
	02/13/17	16,304	$129,291
	02/12/18	9,603	$76,152
Mr. Martin at 12/31/18	08/06/12	3,290	$26,090
	02/18/13	5,459	$43,290
	02/11/14	3,872	$30,705
	02/16/15	4,072	$32,291
	02/15/16	18,029	$142,970
	02/13/17	16,304	$129,291
	02/12/18	9,603	$76,152
Ms. Dolan at 12/31/18	08/07/13	2,835	$22,482
	02/11/14	3,872	$30,705
	02/16/15	4,072	$32,291
	02/15/16	18,029	$142,970
	02/13/17	16,304	$129,291
	02/12/18	9,603	$76,152
Mr. Benson at 12/31/18	08/14/17	8,134	$64,503
	02/12/18	9,603	$76,152

1.

Messrs. Garneau and Laflamme’s equity awards are set forth in the Summary Compensation Table as permitted under SEC rules. As further described in the Compensation Discussion & Analysis and the Summary Compensation Table, Mr. Garneau, in his position as Special Advisor to Mr. Laflamme, did not receive an annual equity award for 2018. The Summary Compensation Table and accompanying tables only describe any equity awards granted to Mr. Garneau in prior calendar years.

2.

Vested awards for the Canadian directors will be settled either in shares of common stock or cash upon termination from board service pursuant to the award agreements. Shares under the vested awards for the U.S. directors are being settled either in shares of common stock or cash pursuant to the award agreements, which provide for one-third of each award to be settled each year, beginning with the year after the award is vested.

3.	The fair market value shown is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on December 31, 2018, or $7.93.

In addition, on January 9, 2011 and upon the Company’s emergence from creditor protection proceedings, Messrs. Falconer, Hearn, Rhéaume and Rousseau received a one-time option grant. The option award covered 9,302 shares with a $23.05 exercise price. The option award is fully exercisable with a January 9, 2021 expiration date. Option awards are not a part of the directors’ annual compensation program.

Stock Ownership Guidelines

We have established stock ownership guidelines for directors to ensure that they are also stockholders, thereby aligning their interests with those of other Company stockholders. Under the guidelines, each director must own shares or share equivalents of Company stock equal to three times the annual cash retainer fee ($225,000 in total as of December 31, 2018). For purposes of the guidelines, all shares directly owned and deferred stock units (whether DSUs or RSUs and whether vested or unvested) are included in the calculation. Unexercised stock options are not included in the calculation. Until the stock ownership requirement is met, the guidelines require directors to hold all shares received upon settlement of stock units (excluding shares sold to pay taxes associated with settled shares) and a number of shares equal to 50% of any gain realized upon option exercise. In 2017, the compensation committee updated the guidelines to require a director who does not meet the guidelines to purchase shares or share equivalents with the net proceeds of any cash-settled awards. To determine whether a director has met the stock ownership requirement, the shares held by each director are calculated on the basis of the higher of the (i) price at time of settlement and (ii) fair market value of the common stock at the time of measurement. Share equivalents and all units are calculated on the basis of the higher of the (i) price at time of grant and (ii) fair market value of the common stock at the time of measurement.

As of December 31, 2018, all members of the board of directors own sufficient shares to meet the stock ownership requirement, based on the December 31, 2018 per-share closing price of $7.93.

RELATED PARTY TRANSACTIONS

The Company’s corporate governance principles provide the framework under which we consider “related party transactions,” which are generally relationships and transactions involving more than $120,000 in any fiscal year in which the Company is a participant and in which any director, executive officer, holder of more than 5% of our outstanding common stock or any of their immediate family members has a direct or indirect material interest. The human resources and compensation/nominating and governance committee, in consultation with the audit committee when appropriate, is responsible for implementing and overseeing policies and procedures for related party transactions and conflict of interest situations, and also reviews all related party transactions or potential conflict of interest situations involving the Company, its directors, executive officers, the chief accounting officer and related persons. The board may also create special independent committees from time to time to review certain transactions, including related party transactions. The corporate governance principles provide that directors may not enter into a transaction with the Company without first disclosing the transaction and obtaining advance approval by the board and the human resources and compensation/nominating and governance committee, and the director must recuse himself or herself from board consideration and decision on any such transaction.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Summary

This Compensation Discussion and Analysis, or “CD&A,” summarizes our executive compensation philosophy and programs, the decisions made under those programs and any changes made to reflect our business objectives. While the executive compensation program is generally applicable to the president and chief executive officer and the senior vice presidents, this CD&A focuses on the compensation of our “named executive officers” for 2018:

•	Yves Laflamme, president and chief executive officer (beginning February 1, 2018)

•	Richard Garneau, president and chief executive officer (through January 31, 2018)

•	Remi Lalonde, senior vice president and chief financial officer (beginning November 16, 2018)

•	Jo-Ann Longworth, senior vice president and chief financial officer (through November 16, 2018)

•	John Lafave, senior vice president, pulp and paper sales and marketing

•	Richard Tremblay, senior vice president, pulp and paper operations

•	Jacques Vachon, senior vice president, corporate affairs and chief legal officer

On February 1, 2018, Mr. Laflamme was appointed president and chief executive officer and Mr. Garneau resigned from this position. Mr. Garneau’s employment with the Company continues in the role of Special Advisor to Mr. Laflamme until either Mr. Garneau or the Company terminate it for any reason upon three months’ notice. Mr. Garneau’s new role and related terms of his employment were disclosed in a Form 8-K filed on February 6, 2018. Mr. Garneau’s prior employment and change in control agreements have been superseded by the terms of his new arrangement. In accordance with SEC rules, this CD&A and the information provided in the “Tabular Disclosure of Executive Compensation” following the CD&A describe the compensation in effect for their respective positions in 2018.

Effective March 23, 2018, Mr. Lafave, senior vice president, pulp and paper sales and marketing, was appointed to report directly to Mr. Laflamme. As a result, Mr. Tremblay was appointed senior vice president, pulp and paper operations.

On November 16, 2018, Mr. Lalonde was appointed senior vice president and chief financial officer and Ms. Longworth, in view of her January 31, 2019 retirement, resigned from this position. Mr. Lalonde previously served as vice president, strategy and corporate development. Ms. Longworth continued in the role of Special Advisor to Mr. Lalonde until her retirement from the Company on January 31, 2019.

Overview of Compensation Program

Our executive compensation program is designed to meet the following objectives:

•

Attract and retain team members with superior management ability, insight and judgment who will pursue the repositioning of the Company for long-term growth, with a focus on operational excellence and the creation of a sustainable and diversified portfolio of products;

•

Motivate and reward the president and chief executive officer and the senior vice presidents for their contributions to the Company’s growth and profitability on a short- and long-term basis by linking a significant portion of the compensation package to the achievement of specific financial measures and other Company goals and objectives;

•

Encourage superior individual performance by recognizing individual performance in the short-term incentive plan and rewarding, through limited discretionary cash awards, demonstrated effectiveness and remarkable initiatives, namely behaviors that enhance overall corporate performance; and

•	Ensure a strong alignment between executives and all stockholder interests.

To further these objectives, the following chart shows the primary compensation elements, which are further detailed under “Elements of Our Executive Compensation Program.”

In developing the executive compensation program, the compensation committee incorporates best practices, including the following:

•	Adhere to a pay-for-performance philosophy

•	Use of an independent compensation consultant

•	Rigorous leadership assessments

•	Biannual comparator group reviews for compensation benchmarking purposes

•	Target compensation in line with median level for comparator group

•	Overall cap on annual incentive compensation pool

•	Long-term equity incentive plan (“LTIP”) design with multiple, long-term and relative measures, including total shareholder return
•	Stock ownership guidelines

•	Over 75% of CEO’s and close to 70% of the other named executive officers’ direct compensation is at risk

•	Double-trigger change in control provision for executives

•	Recoupment policy in place

•	Annual say-on-pay vote by shareholders regarding executive compensation

Executive Compensation Process

Role of the Compensation Committee

The compensation committee independently assesses the performance goals and objectives of the president and chief executive officer and makes recommendations to the board as to the amounts and individual elements of his total compensation. The independent directors of the board ultimately approve the final compensation package for the president and chief executive officer. For the senior vice presidents, the compensation committee evaluates and approves all elements of total compensation. The compensation committee exercises discretion as needed for a given executive’s compensation.

Since 2014, the Company implemented and uses an integrated leadership system designed to increase organizational capabilities. The leadership system is designed to:

•	Optimize the organization’s structure;

•	Clarify each employee’s role and accountabilities;

•	Provide a robust approach to evaluating employees’ demonstrated effectiveness and long-term potential;

•	Improve leadership practices to enhance each employee’s opportunity to drive success individually and, ultimately, for the Company;

•	Better link compensation to individual performance; and

•	Improve the succession-planning process.

By focusing on providing the right tools for individual success, the Company strives to provide its employees with the means to reach their full potential and, therefore, enhance shareholder value, product quality for our consumers, and the health and safety of our employees.

As part of this system, each year, the named executive officers are appraised on three elements: mastery of their basic roles, remarkable initiatives and behaviors that can have an adverse effect on their own effectiveness or that of the team. The appraisal reviews also identify areas for improvement. These reviews influence the adjustments made to the compensation amounts of the senior vice presidents.

Role of the Independent Compensation Consultant

Consistent with its authority under its charter, the compensation committee selects and retains its own independent advisors to provide guidance on the competitiveness and appropriateness of the compensation programs for the president and chief executive officer and the senior vice presidents. For 2018, the compensation committee retained Hugessen Consulting to provide this advice. In 2018, Hugessen Consulting’s aggregate fees were $58,239 (converted from Canadian dollars to U.S. dollars based on the average exchange rate for 2018, or $0.7715).

As more fully described below, Hugessen Consulting assists the compensation committee in benchmarking certain elements of the executive compensation program against the Company’s comparator groups (described below) and advises on the risk elements of the program. Hugessen also provides management advice on these matters, as directed by the chair of the compensation committee. While internal and external information and advice have been used in the ongoing assessment of the executive compensation programs, the compensation committee and the independent members of the board retained the full responsibility for all decisions related to the Company’s compensation programs and plans as well as their implementation.

Role of Management

The compensation committee and the president and chief executive officer meet to discuss his performance against the objectives established for him in the beginning of the year. The compensation committee reviews his performance and shares its evaluation with the president and chief executive officer.

The president and chief executive officer provides the compensation committee with his feedback on the performance of the other named executive officers. While the compensation committee considers the president and chief executive officer feedback and any recommendations, the compensation committee makes the final determinations of the compensation decisions for the named executive officers.

Timing of Compensation Decisions

The compensation committee evaluates total direct compensation (comprising of base salary and short-term and long-term incentives) against the median level of the Company’s comparator groups. It makes its compensation decisions on various elements at different times in the year:

February 2018	•	Recommended for approval and the independent members of the board of directors approved, the 2017 short-term incentive plan (“STIP”) payout, and the terms of the 2018 STIP
	•	Reviewed the main elements of the executive compensation program, including perquisites, to assess any changes to the program
	•	Reviewed senior management’s compliance with stock ownership guidelines

May 2018	•	Following evaluation of base salary adjustments based on performance and market data, recommended for approval and the independent members of the board of directors approved certain base salary adjustments for certain of the named executive officers

October 2018	•	Reviewed and adopted new long-term incentive performance measures for the portion of the annual equity award granted as performance share units
	•	Recommended for approval and the independent members of the board approved the annual equity grant for senior management
	•	Assessed the senior vice presidents’ performance

December 2018	•	Assessed Mr. Laflamme’s performance for 2018
	•	Evaluated the compensation risk assessment

January 2019	•	Recommended for approval and the independent members of the board of directors approved the 2018 STIP payout and the terms of the 2019 STIP
	•	At management’s recommendation, discussed and decided not to approve discretionary awards to the executive team

Separately, in 2018, the compensation committee recommended and the independent members of the board of directors approved the compensation packages for Messrs. Laflamme and Lalonde upon their respective appointments to president and chief executive officer and senior vice president and chief financial officer.

2018 Say-on-Pay Vote

Stockholders approved our executive compensation with 91% of the votes cast in favor of the non-binding resolution approving executive compensation, or the “say-on-pay” vote, at the 2018 annual meeting of stockholders.

Setting Compensation Levels — Benchmarking Data

Our executive compensation structure adheres to a pay-for-performance framework with a mix of cash and non-cash elements. There is no formal policy for allocating a certain percentage of pay between cash and non-cash or short-term or long-term pay. The compensation committee favors a mix that is more weighted to variable pay through a STIP and a LTIP, which puts a significant portion of compensation at risk. The following shows the intended mix for the three main elements of pay.

President and Chief Executive Officer	All Other Named Executives

The weighted mix, as shown above, is based on the following assumptions: (i) base salary in effect at December 31, 2018; (ii) a 2018 STIP target payout of 100% of base salary; (iii) the value of the annual equity grants (described below) based on 125% of base salary (225% for the president and chief executive officer); and (iv) assuming a fixed exchange rate between the Canadian and U.S. dollars throughout the year.

The compensation committee annually assesses the competitiveness of aggregate total direct compensation (base salary, target short-term incentive and long-term incentives) and each element individually for the president and chief executive officer and the senior vice presidents. To make this assessment, the compensation committee uses market data based on two comparator groups: an industry comparator group and a blended comparator group.

Industry Comparator Group		Blended Comparator Group
12 industry peers (3 Canadian companies and 9 U.S. companies)[1]:		48 companies representing a blend of 15 Canadian companies and 33 U.S. companies,[2] based on Willis Towers Watson’s databank, selected based on the forest and paper products industry and revenues in certain commodity and other industrial industries
Bemis Company Inc. Canfor Pulp Products, Inc. Cascades Inc. Clearwater Paper Corporation Domtar Corporation Graphic Packaging Holding Company	KapStone Paper and Packaging Corporation Louisiana-Pacific Corporation Packaging Corporation of America P. H. Glatfelter Company Sonoco Products Company Western Forest Products Inc.

1.

The compensation committee reassessed the industry comparator group in 2018 and added two companies, P. H. Glatfelter Company and Western Forest Products Inc. In reassessing the industry comparator group, the group was initially developed by focusing on publicly traded companies with headquarters, operations and sales in Canada and the U.S. that are in the paper packaging, paper or forest products industry. To further narrow the industry comparator group, the company identified the companies with revenue and a total enterprise value between 1/3 to three times that of the Company’s revenue and total enterprise value. Finally, the group was refined to its final 12 companies based on peer size with a focus on paper products and packaging companies that have a majority of U.S.-based sales and substantial sales of coated papers, wood products and pulp products. While revenue size is a primary criteria for narrowing the industry comparator group and Western Forest Products Inc. is outside of the revenue criteria, its focus on specialty paper and as lumber producer located in Canada made it an appropriate industry peer.

2.

In the blended comparator group, only one company appeared in both the Canadian and U.S. company groups. The 25 U.S. companies and 15 Canadian companies in the blended comparator group also included nine of the industry comparator group companies.

Before 2015, the compensation committee historically updated the market data every year. Beginning in 2015, the compensation committee updates the information every two years, with the last update in 2016. As a result and in consultation with Hugessen, the compensation committee reassessed the comparator groups and market data in 2018.

While total direct compensation for each named executive officer was compared against both comparator groups each time a comparable position existed in both groups, the compensation committee assessed compensation adjustments against the comparator group noted in the table below. In addition, when benchmarking to either comparator group, the comparison was made based on position, on a currency neutral basis, and against the median for the respective comparator group.

The following chart shows the resulting comparisons against the respective comparator group, using salary levels in effect before the June 2018 base salary adjustments described further below under Base Salary.

Level	Comparator Group	Base Salary	Short-Term Incentive (at Target Payout)	Target Total Cash	Equity Award Value	Total Direct Compensation
President and chief executive officer[1]	Industry[2]	Below Median	Below Median	Below Median	Below Median	Below Median

Senior vice president and chief financial officer[3]	Blended[4]	Below Median	Above Median	Above Median	Below Median	Below Median

Senior vice president, pulp and paper sales and marketing	Blended[4]	Below Median	Above Median	Above Median	Above Median	Above Median

Senior vice president, pulp and paper operations	Industry[2]	Below Median	Above Median	Above Median	Below Median	Above Median

Senior vice president, corporate affairs and chief legal officer	Blended[4]	Below Median	Above Median	Above Median	Below Median	Below Median

1.	For the president and chief executive officer position, Mr. Laflamme’s compensation levels were used for the resulting comparisons shown above.

2.

The industry comparator group was appropriate for these positions because the positions require specific knowledge of the forest products industry to implement the Company’s strategic plans. The position for the president and chief executive officer was matched with the chief executive officer at the comparator companies. The position for senior vice president, pulp and paper operations was matched with the business unit group head among the comparator companies.

3.	For the senior vice president and chief financial officer position, the resulting comparisons shown above are the same using the compensation levels for both Ms. Longworth and Mr. Lalonde.

4.	The blended comparator group was appropriate for these positions because this position performs corporate functions and has a skill set that is transferable across industries.

Elements of Our Executive Compensation Program

The following highlights the elements of the Company’s executive compensation program and the basis for the elements:

Base salary

We provide senior management with a level of assured cash compensation in the form of base salary. The compensation committee considers future adjustments in base salary as a result of changes in accountabilities and performance, including progression in mastery of the defined roles, or if other circumstances warrant a change in base salary. When considering base salary adjustments, the compensation committee takes into account each named executive officer’s demonstrated effectiveness appraisal rating for performing the expected duties of their defined roles.

When assessing the adjustments, the compensation committee also considers the base salary ranges for the comparator groups to assess each officer’s proximity to the median for the comparator groups. The updated benchmarking data showed that the base salary levels continued to be below the median level, based on the respective comparator group, for all named executive officers.

Following the compensation committee’s review of the benchmarking data and its performance assessment for all named executive officers, the compensation committee recommended, and the independent members of the board approved, effective June 1, 2018, base salary adjustments for the executive team as follows: a 2% base salary increase for Ms. Longworth and Messrs. Lafave and Tremblay and a 3% base salary increase for Mr. Vachon. A base salary adjustment was not considered for Mr. Laflamme in May 2018. In addition, because Mr. Lalonde was not a member of the executive team at the time, the compensation committee did not review his base salary with the executive team in May 2018. Rather, for Messrs. Laflamme and Lalonde, the compensation committee evaluated and set their base salary and all other compensation elements upon their respective 2018 appointments to the positions of president and chief executive officer and senior vice president and chief financial officer.

The compensation committee established a currency policy in 2014 to address currency fluctuations that can impact parity among its executive team. Base salary is established assuming parity in Canadian and U.S. dollars, with a portion paid in Canadian dollars and a portion paid in U.S. dollars based on the geographic location of the Company’s pulp, paper and tissue production capacity as of the prior December 31. As a result, for 2018, 51% of an executive’s salary was paid in Canadian dollars and 49% in U.S. dollars. Except for Mr. Laflamme who is paid in U.S. dollars, the numbers for the rest of the executive team shown in the Summary Compensation Table have been converted to U.S. dollars at exchange rates disclosed in the footnotes to the table. For 2019, the portion of base salary paid in Canadian dollars versus U.S. dollars changed slightly to 61.3% and 38.7%, respectively, based on the geographic mix of the Company’s pulp, paper and tissue production capacity as of December 31, 2018, excluding the production capacity of the Catawba, South Carolina mill which was sold on that day.

2018 STIP

The annual short-term incentive plan rewards all named executive officers for the achievement of the following performance measures that reflect the Company’s business strategy and factors driving shareholder value:

•	Generating targeted income from operations;

•	Controlling selling, general and administration costs, or “SG&A costs;”

•	Improving safety performance; and

•	Improving environmental performance.

For Mr. Lafave, the foregoing performance measures apply, but given his position as senior vice president, pulp and paper sales and marketing, Mr. Lafave is subject to additional performance measures of profits per metric ton, improvement of payment terms and improvement of days sales outstanding.

The 2018 STIP primarily focused on rewarding individuals for achieving our business objectives while balancing stockholder return. Specifically, even if performance levels were achieved, the 2018 STIP contained an overall limit on the total amount that could be paid to all eligible employees as a short-term cash incentive. This limit has been a feature of the STIP since 2012 and remained set at 7% of free cash flow, which is defined as net cash provided by operating activities, less maintenance, safety and environmental capital expenditures, adjusted for cash reorganization and restructuring costs, optional pension contributions toward past service and other special items.

To determine the full STIP payout, two amounts are determined – one amount is attributable to achievement of Company performance goals and a second amount is attributable to individual performance. The two amounts are added together for a final STIP payout amount.

To determine the amount attributable to achievement for the Company performance goals, each executive’s STIP compensation target is first multiplied by the actual percentage payout for the Company performance metrics that apply to the executive. This amount is further multiplied by 85% to determine the portion of the STIP attributable to achievement of business objectives.

To determine the amount, if any, attributable to individual performance, the executive’s STIP compensation target is multiplied by the actual percentage payout for the Company performance metrics that apply to the employee and by a percentage up to 30% reflecting the employee’s individual payout factor. The individual payout factor is qualitative and will be based on the employee’s achievement of goals, exceptional personal or team contribution or results, level of demonstrated effectiveness in the role and remarkable initiatives and certain limits relating to the size of the overall individual performance STIP pool.

The allocation of individual performance STIP payouts from the individual performance pool to eligible employees cannot result in the total aggregate STIP awards paid exceeding the sum of all eligible employees’ base salary multiplied by their respective STIP target percentage and the actual percentage payout for the Company performance metrics.

Executives remain eligible for prorated awards if they retire during the year or are terminated other than for cause after July 1, 2018. Executives who voluntarily resign or are terminated for cause before payment is made will not be eligible. The Company may adjust financial and cost metrics, and may adjust any and all awards in its discretion. Awards are discretionary and subject to modification until they are made, including increases, decreases, cancellations, deferrals and other conditions, even if performance levels have been met. For the president and chief executive officer and the senior vice presidents, including all named executive officers other than Mr. Lalonde, payout levels were established as a percentage of base salary (as in effect on December 31, 2018). Mr. Lalonde’s payout level was prorated to reflect the incentive target payout level and the relevant base salary for each of the positions he held in 2018. No officer or individual was guaranteed a minimum payout under the 2018 STIP. The 2018 STIP also provided authority to the compensation committee to adjust or cancel awards under the 2018 STIP at its discretion.

2018 STIP Payout Levels (Percentage of Base Salary at 12/31/18)

Threshold	Target	Maximum
42.5%	100%	172.5%

In establishing the payout percentages, the compensation committee used benchmarking data from its comparator groups. In general, the incentive target of 100% is above the median for our comparator groups, but, combined with the 7% of free cash flow overall limit on STIP payments plus lower base salary levels in its comparator groups, reflects the compensation committee’s adherence to conditioning a significant portion of pay on Company performance. The 42.5% threshold payout level assumes a percentage payout for the Company performance metrics of 50% multiplied by 85% attributable to achievement of business objectives and no amount attributable to individual performance. The 172.5% maximum payout level assumes a percentage payout for the Company performance metrics of 150% multiplied by 115%, 85% being attributable to achievement of business objectives and 30% being attributable to individual performance.

The table below sets forth the performance measures approved by the compensation committee for the 2018 STIP that apply to the named executive officers, the associated weight given to each measure and the business objective to which it relates.

	Weighting
Performance Measure	Corporate	Sales	Business Objective/Core Value
Income from operations	55%	55%	Maximizing profitability
SG&A cost control	20%	3%	Maximizing profitability
Profits per metric ton	—	9%	Maximizing profitability
Improvement of payment terms (4%) and days sales outstanding (4%)	—	8%	Achieving efficiency and maximizing profitability
Safety — Frequency Rate (15%) and Severity Rate (5%) of Incidents	20%	20%	Continuous improvement of safety performance
Environmental Incidents	5%	5%	Continuous improvement of environmental performance

All named executive officers except Messrs. Lafave and Lalonde earned a 2018 award at 148.1% of their annual base salary based on weighted performance measures. Mr. Lafave earned a 2018 STIP award of 145.9% of his annual base salary based on weighted performance measures. As a result of the overall limit of 7% of free cash flow, the respective 2018 STIP payouts were reduced as shown in the table below. Mr. Lalonde’s 2018 STIP award payout was prorated to reflect his position as senior vice president and chief financial officer from November 16, 2018 until December 31, 2018 and the two other positions he occupied in 2018.

Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Actual Payout Percentage by Performance Measure	Weight	Weighted Payout Percentage Before Overall Cap of Free Cash Flow(1)	Weighted Payout Percentage After Overall Cap of Free Cash Flow(1)
Income from operations	$264M	$330M	$396M	$423M	150%	55%	82.5%	73.2%
SG&A cost control	$145.9M	$141M	$136M	$137M	140.5%
All NEOS but Mr. Lafave(2)						20%	28.1%	24.9%
Mr. Lafave(3)						3%	4.2%	3.7%
Profits per Metric Ton
Mr. Lafave	$ 57.43M	$71.79M	$86.15M	$99.21M	150%	9%	13.5%	12.0%
Improvement of payment terms
Mr. Lafave	0.8%	1.3%	1.8%	—	125%	4%	5%	4.4%
Improvement of days sales outstanding
Mr. Lafave	0.8%	1.3%	1.8%	—	79%	4%	3.2%	2.8%
Safety — Frequency Rate(4)	0.9	0.75	≤ 50	0.42	150%	15%	22.5%	20.0%
Safety — Severity Rate(5)	22	19	≤ 16	13.43	150%	5%	7.5%	6.7%
Environmental Incidents(6)	No payout if > 32	≤ 32	20	17	150%	5%	7.5%	6.7%

All measures
All NEOS but Mr. Lafave	—	—	—	—	—	—	148.1%	131.5%
Mr. Lafave	—	—	—	—	—	—	145.9%	129.5%

1.	Expressed as a percentage of annual base salary.

2.	For the period he acted as senior vice president and chief financial officer, Mr. Lalonde was subject to these performance measures.

3.

Due to his position as senior vice president, pulp and paper sales and marketing, Mr. Lafave is subject to additional performances measures of profits per metric ton, improvement of payment terms and improvement of days sales outstanding with the respective weighting noted in the above table, each of which are more applicable to his position. As a result, he has a lower weighting of SG&A cost control performance measure (3% instead of 20%).

4.

The frequency of safety incidents is the OSHA incident rate measured by the number of recordable incidents (lost time plus temporary assignments or restricted work plus medical treatments), multiplied by 200,000 and divided by the total number of hours worked.

5.

The severity of safety incidents is measured by the number of days lost due to lost time incidents and incidents resulting in temporary assignments or restricted work, multiplied by 200,000 and divided by the total number of hours worked.

6.

Environmental incidents are measured by the number of Class 1 & 2 environmental incidents. Class 1 environmental incidents are high severity incidents with risk of significant adverse environmental impact, contamination, liability, damage to the company’s reputation and/or legal action and fines. Class 2 environmental incidents are reportable incidents, non-administrative infractions, regulatory audit findings and conditions that have a moderate risk of potential adverse impact, contamination, liability or damage to the company’s reputation.

On January 30, 2019, the compensation committee approved the 2019 STIP with the same performance measures for corporate performance as the 2018 STIP.

Individual Discretionary Awards

The independent members of the board of directors have historically focused on rewarding achievement of certain levels of performance based on corporate measures under the short-term incentive plan. With the implementation of an integrated leadership system, they have considered whether they should exercise their discretion in granting cash awards for individual performance on a limited basis. When granted, the awards are discretionary and intended to reward high effectiveness in an individual’s role and/or remarkable initiatives. Remarkable initiatives are measured based on three criteria: intensity, integration and innovation. At management’s recommendation, the committee did not approve any individual discretionary awards be granted to the executive team members for 2018.

LTIP

The compensation committee grants equity awards as a long-term incentive and a significant portion of an executive’s total compensation package. With a significant portion of compensation tied to equity, the compensation committee believes that executives can stay focused on maximizing stockholder value over the long term. Since 2014, the annual equity award consists of an equity mix of 50% in RSUs and 50% in performance share units (“PSU”s). This combination emphasizes (i) the retention element of the equity awards, (ii) the “at risk” nature of the equity awards, and (iii) the tie to company performance for the PSUs.

For the named executive officers, the compensation committee made an annual equity award grant at its October 2018 meeting. It has a policy to set the grant date for annual awards in advance without regard to anticipated earnings or other major announcements and as a precaution against potential claims that equity awards are made at a time when the Company and named executive officers are in possession of material non-public information. The compensation committee policy sets the grant date for the named executive officers’ annual awards as the eighth trading date after the release of third quarter earnings. This year’s annual equity award was approved with a November 12, 2018 grant date.

The size of the equity awards is based on a percentage of salary. While the compensation committee has discretion to adjust the size of the equity awards for an executive’s performance, the compensation committee chose not to exercise this discretion in respect of the 2018 annual equity award. The independent members of the board granted Mr. Laflamme an equity award with a value equal to 225% of his base salary and the other named executive officers equity awards with a value equal to 125% of their base salaries. The number of RSUs and PSUs awarded under the 2018 annual equity grant for all named executive officers except Mr. Lalonde was determined by dividing 50% of the dollar value of the equity award by the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 12, 2018 grant date, or $13.33.

Mr. Lalonde received his annual equity grant in February 2018, which was the grant timing for his prior position as a non-executive. Because Mr. Lalonde was not an executive at the time of the annual equity grant for executives, the board of directors approved a special grant for Mr. Lalonde upon his appointment as senior vice president and chief financial officer. The value of the special grant is intended to reflect the difference in value of the equity award he received in February 2018 for his prior position and the value of the equity award for his new position of 125% of his annual base salary. The special grant was calculated in the same manner as the annual equity grant for the named executive officers, but the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 28, 2018 grant date, or $11.00, was used.

The RSU award vests 25% on December 1 of each of the four calendar years after the year of grant for a 48 month vesting period. While a three year vesting approach is more common, the longer vesting period is intended to emphasize the retention element of the awards.

In contrast, the 2018 PSU award will vest on February 28, 2022 and will be earned and payable as follows.

For the 2018 PSU award, the compensation committee recommended and the independent members of the board of directors approved a redesign of the performance measures. Previously, the performance was based on the average STIP payout percentage for corporate measures over the performance period without regard to the 7% limit on free cash flow. However, the compensation committee decided to remove the overlap of the STIP and LTIP metrics in favor of using a multi-year performance period that incorporates both relative and absolute metrics. After reviewing various methodologies, alternatives and peer and prevailing practices in both Canada and the U.S., the compensation committee approved the following three metrics which have different weightings. Multiple metrics balances both market performance and financial performance. Each performance measure has a payout range of 0% to 200%.

Performance Measure	Weight	Business Objective
Strategic business objective	20%	Focuses on specific business priorities
Total shareholder return (TSR)	50%	Relative measure to peers; tracks shareholder experience
Return on strategic investments	30%	Direct link to financial priorities and efficient use of capital

For the strategic business objective, the compensation committee has established EBITDA targets for its tissue business to be achieved in 2021. The Company is not disclosing these EBITDA targets because they are internal forecasts and confidential information that the Company believes would cause us competitive harm if disclosed. We believe these targets are sufficiently high to encourage a high level of performance and deliver on the Company’s strategic plans. We also believe it will be difficult, although not unattainable, for the targets to be reached, and therefore, no more likely than unlikely that the targets will be reached.

TSR will be measured against a peer group and will payout depending on relative performance as follows:

TSR vs. Peers During the Performance Period	20 percentage points below median	10 percentage points below median	Median	10 percentage points above median	20 percentage points above median
Payout	0%	50%	100%	150%	200%

Relative TSR will be measured each calendar year in the performance period. The payout levels for each calendar year will be divided by three to determine final payout of the TSR measure. However, if the company’s TSR is negative over the performance period, payouts that otherwise would have been more than 100% of target will be capped at 100% of target.

The peer group for measuring relative TSR includes the following companies, which may be adjusted as the compensation committee, in its sole discretion, deems appropriate. The peer group was determined by focusing on Canadian and U.S. public companies in the same business segments with more than 50% of sales generated from pulp, lumber, paper and/or tissue to provide alignment with our segment mix and business exposure. The peer group was calibrated to limit overexposure to any one segment. This peer group is different from the peer group used for compensation benchmarking which focuses on peers in similar industries with revenues and total enterprise value within a reasonable range of those of the Company.

Canfor Corp	Mercer International Inc.
Clearwater Paper Corp	Orchids Paper Products Co
Conifex Timber Inc.	Rayonier Advanced Materials
Domtar Corp	Verso Corp — A
Interfor Corp	West Fraser Timber Co. LTD

The final measure focuses on the return on investment for strategic projects approved after January 1, 2018. Total payout will be calculated using a weighted average. Capital projects included for this performance measure include all wood projects with an appropriation of funds greater than $500,000, pulp and paper projects with an appropriation of funds greater than $1,000,000 and corporate projects with an appropriation of funds greater than $1,000,000 and an assigned internal rate of return. Tissue projects are excluded because the tissue business is the focus of a separate performance measure discussed above.

Original internal rate of return (“IRR”) vs. Actual IRR	< 80% of original IRR	90% of original IRR	100% of original IRR	110% of original IRR	> 120% of original IRR
Payout	0%	50%	100%	150%	200%

The equity awards contain customary provisions for accelerating vesting upon certain terminations and events, such as death and disability, all as further described in the narratives to the Summary Compensation Table. In all cases, the number of PSUs payable will be determined by actual performance results, subject to an individual maximum stock payout of 200,000 shares.

In addition, if a named executive officer retires, the equity awards — both RSUs and PSUs — may continue to vest. This feature is intended to attract and retain management with significant experience and encourage executives to postpone retirement. As a result, if a named executive officer retires at least six months after the grant date, he will be permitted to continue vesting in the award. For this purpose, “retirement” means the named executive officer is at least age 58 with at least two years of service, and the sum of his age and years of service equals or exceeds 62.5. In addition, the named executive officer must not be entitled to receive a severance package.

Retirement Plans and DC Make-Up Program

For 2018, the president and chief executive officer, Mr. Garneau and the senior vice presidents earned retirement benefits only under a tax-qualified retirement plan, subject to either Canadian or U.S. law. The tax-qualified retirement plans are offered to all eligible employees (not just senior management), but limit the pay or contributions that may be considered pursuant to the applicable tax law. Since 2012, the Company has not offered any supplemental retirement plan that allows executives to currently accumulate, on a tax-deferred basis, additional retirement income.

However, Company contributions are limited in amount and type under the tax-qualified plans and the Company believes executives should receive the benefit of the plans without regard to the limits. For simplified administration, since 2012, under the DC Make-Up Program, the Company pays executives a cash payment equal to the Company contributions prescribed under the applicable tax-qualified plan formulas that exceed statutory limits. In addition, Canadian executives receive a cash payment equal to the employer contribution they would have received on their annual incentive awards as if the broad-based plan had provided an employer contribution on these awards. The DC Make-Up Program does not allow executives to accumulate earnings on a deferred basis. The executives pay tax on the cash payment and no gross-up or other earnings are provided on these payments. When combined with the Company contributions received under the tax-qualified plans, the named executive officers other than Messrs. Lalonde and Tremblay each received an aggregate 2018 defined contribution program benefit totaling 10% of their compensation. Messrs. Lalonde and Tremblay received an aggregate 2018 defined contribution program benefit totaling 8% and 8.5% of their compensation, respectively.

Even though the Company does not offer any supplemental retirement benefits that accumulate on a tax-deferred basis currently to executives, Messrs. Laflamme and Vachon previously earned supplemental defined benefits under Company plans that were terminated effective upon the Company’s 2010 emergence from creditor protection proceedings. The supplemental defined benefits were reinstated under new arrangements pursuant to the plans of reorganization for Messrs. Laflamme and Vachon, and other employees who waived and forfeited all claims they had or may have had in the creditor protection proceedings in respect of any terminated supplemental retirement plan. The reinstated benefits are provided solely to honor prior contractual obligations, but with all supplemental defined benefits frozen as of December 31, 2010 based on service and earnings up to that date. None of the other named executive officers have any reinstated supplemental retirement benefits.

Benefits provided through defined benefit plans are described more fully under Pension Benefits. The defined contribution plan benefits are described under DC Make-Up Program.

Severance and Change in Control Arrangements

We believe that the Company should provide reasonable severance benefits to its employees in the event of an involuntary termination without cause. With respect to the president and chief executive officer and the senior vice presidents, these severance benefits should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. Severance benefits should help provide an opportunity for the Company and former employees to part ways in an efficient and effective manner.

In the event of a change in control, we believe that the interests of stockholders will be best served if the interests of the president and chief executive officer and the senior vice presidents are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior executives to pursue potential change in control transactions that may be in the best interests of stockholders.

For each named executive officer except for the president and chief executive officer, severance protection is provided pursuant to the Company’s executive severance policy. Mr. Laflamme’s employment and change in control agreements for his position as president and chief executive officer provided him with severance protection the terms of which have been disclosed in required SEC filings. The severance pay and benefits offered under the executive severance policy, Mr. Laflamme’s employment and change in control agreements and Mr. Garneau’s employment agreement as Special Advisor are described later under “Severance and Change in Control Arrangements.”

Perquisites

Perquisites are a small part of a named executive officers compensation. They are designed to give the executive officers flexibility in selecting the perquisites that are suitable to their needs for a given year, provide additional medical coverage and, if applicable, limit the executive’s tax liability to the liability in the executive’s home country. In short, the perquisites are:

•

A fixed annual allowance intended to cover expenses for fiscal and financial advice, and such other perquisites as chosen by the executive. If an executive is not covered by the Company’s Frequent Business Travelers Policy, then the annual allowance may also be used for tax preparation fees. A fixed allowance balances the market practice of providing a certain level of perquisites with controlling costs to ensure the perquisites are not excessive.

•	Comprehensive annual medical examination as well as a medical concierge service to allow for coordination of health needs in the event of medical issues, including while traveling abroad.

•

If any of these executives are subject to taxation in both Canada and the U.S. as a result of their business travel, he or she is provided a payment under the Company’s Tax Equalization Policy generally equal to the difference between his or her respective home tax liability and actual taxes paid, as well as a gross-up on that difference.

The compensation committee has discretion to approve additional perquisites from time to time. The named executive officers are responsible for any tax consequences related to their use and receipt of the perquisites.

Other Compensation Policies

Stock Ownership Guidelines

The compensation committee adopted stock ownership guidelines for its senior vice presidents, including each of the named executive officers, and certain of its vice presidents. The ownership guideline is a multiple of the executive’s base salary. Under the guidelines, the president and chief executive officer must own shares of Company stock equal to 4.5 times base salary while the other named executive officers must own shares or share equivalents of Company stock equal to 2.5 times base salary. For purposes of the guidelines, all shares directly owned and unvested RSUs are included in the calculation. PSUs and unexercised stock options are not included in the calculation. Until the stock ownership requirement is met, executives must hold all shares (excluding shares withheld for taxes) received upon settlement of RSUs and PSUs and a number of shares equal to 50% of any gain realized upon option exercise. In 2017, the compensation committee updated the guidelines to require an executive who does not meet the guidelines to purchase shares with the net proceeds of any cash-settled awards.

To determine whether a named executive officer has met the stock ownership requirement, each named executive officer’s base salary is converted to U.S. dollars using the exchange rate at the time of measurement, and the shares held by the named executive officer are calculated on the basis of the higher of the (i) price at time of settlement and (ii) fair market value of the common stock at the time of measurement. However, for each unvested RSU, the higher of the (i) grant value and (ii) fair market value of the common stock at the time of measurement is used in the calculation. The compensation committee annually reviews the extent to which the named executive officers have met the stock ownership requirement. As of December 31, 2018, Messrs. Lafave, Tremblay and Vachon held their shares in compliance with the guidelines and met the stock ownership requirement. Messrs. Laflamme and Lalonde hold shares pursuant to the guidelines, but did not meet the stock ownership requirement as of December 31, 2018 given their shorter tenure in their new roles. Since his appointment as senior vice president and chief financial officer, Mr. Lalonde received a settlement of cash-settled units. For compliance with the stock ownership guidelines, Mr. Lalonde is expected to purchase shares with the net proceeds of this settlement. The stock ownership guidelines ceased to apply to Ms. Longworth and Mr. Garneau upon their respective transitions to the role of Special Advisor.

Recoupment Policy

The Company has maintained a recoupment policy since 2013, which applies to the named executive officers and all other current and former Section 16 officers of the Company. In general, excess incentive and/or equity compensation is subject to recoupment if the Company is required to restate its financial statements due to material noncompliance with a financial reporting requirement, whether or not as a result of misconduct by one or more officers covered by the policy. The Company’s recoupment policy applies a look back to recoup such compensation received during the three year period before the date on which the Company is required to prepare a restatement. The Company also has discretion to recoup incentive and/or equity compensation paid to an officer who engages in misconduct in the performance of his duties, regardless of whether the misconduct involves a restatement of its financial statements. The Company has the discretion to make all determinations under the policy.

Deductibility of Compensation — Section 162(m) of the U.S. Internal Revenue Code

Following the elimination of the performance-based exception under Section 162(m) of the Code, the Company considers the deductibility rules of Section 162(m) of the Code to the extent applicable, with respect to compensation awards in effect before 2019 and grandfathered.

Compensation Committee Report

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by Resolute Forest Products Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The independent members of the compensation committee have reviewed and discussed the Compensation Discussion and Analysis above with management and, based on such review and discussion, the independent members of the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Alain Rhéaume (Chair)

Jennifer C. Dolan

Randall C. Benson

Richard D. Falconer

Michael S. Rousseau

Tabular Disclosure of Executive Compensation

The following table sets forth information concerning all compensation earned by the Company’s named executive officers for 2016, 2017 and 2018:

Summary Compensation Table

Name and Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compen- sation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total
Yves Laflamme	2018	$857,989	$—	$2,236,826	$—	$1,242,147	$—	$411,149	$4,748,111
President and chief executive officer	2017	387,643	—	493,888	—	266,510	17,689	70,396	1,236,126
	2016	375,262	—	472,800	—	114,283	98,377	72,556	1,133,278

Richard Garneau	2018	280,678	—	—	—	—	—	1,298,700	1,579,378
President and chief executive officer	2017	1,026,647	$—	2,331,167	$—	698,852	$—	187,429	4,244,095
	2016	1,017,686	—	790,000	—	1,804,600	—	201,146	3,813,432

Remi Lalonde	2018	204,977	—	257,954	—	361,177	—	99,488	923,596
Senior vice president and chief financial officer

Jo-Ann Longworth	2018	448,435	—	620,432	—	549,439	—	380,037	1,998,343
Senior vice president and chief financial officer	2017	442,418	—	562,573	—	303,573	—	78,433	1,386,997
	2016	431,263	—	541,190	—	130,815	—	80,709	1,183,977

John Lafave	2018	326,969	—	452,366	—	405,246	—	277,518	1,462,099
Senior vice president, pulp and paper sales and marketing

Richard Tremblay	2018	390,582	—	540,624	—	478,764	—	384,059	1,794,029
Senior vice president, pulp and paper group	2017	385,796	—	490,201	—	264,524	—	77,355	1,217,876
	2016	376,820	—	471,582	—	113,988	—	317,113	1,279,503

Jacques Vachon	2018	355,600	—	493,978	—	496,574	—	299,703	1,645,855
Senior vice president, corporate affairs and chief legal officer	2017	348,146	—	443,565	—	239,355	216,011	62,717	1,309,794

1.

As described in the CD&A, in 2018 and except for Messrs. Laflamme and Lalonde, each named executive officer’s base salary was paid 51% in Canadian dollars and 49% was paid in U.S. dollars pursuant to the currency policy. Amounts paid in Canadian dollars have been converted to U.S. dollars using the exchange rate on the applicable payroll date. Mr. Laflamme began receiving 100% of his base salary in U.S. dollars on February 1, 2018. Mr. Lalonde received his salary in Canadian dollars until November 16, 2018 when he began to receive his salary paid 49% in U.S. dollars and 51% in Canadian dollars.

2.

Amounts in these columns reflect the aggregate grant date fair value under FASB ASC Topic 718 of RSUs and the target level of PSUs, respectively, and associated dividend equivalents, awarded to the named executive officers under the 2018 annual equity award that are settled in stock. All dividend equivalents are settled in stock, except that Mr. Tremblay’s are settled in cash. The following shows the grant date values for RSU awards and target PSU awards, without associated dividend equivalents, as well as the grant date value for the 2018 PSU awards based on the maximum level of payout.

Name	2018 Annual RSU Award	2018 Annual Target PSU Award	Total 2018 Equity Awards	2018 Annual Maximum (200% of Target PSU Award)
Yves Laflamme	$1,012,493	$1,012,493	$2,024,986	$2,024,986
Richard Garneau	—	—	—	—
Remi Lalonde	114,466	114,466	228,932	228,932
Jo-Ann Longworth	280,836	280,836	561,672	561,672
John Lafave	204,762	204,762	409,524	409,524
Richard Tremblay	244,712	244,712	489,424	489,424
Jacques Vachon	223,597	223,597	447,194	447,194

In his position as Special Advisor, Mr. Garneau was not eligible for a 2018 annual equity award. With the exception of Mr. Lalonde, the 2018 annual equity awards granted to the other named executive officers represents a percentage of the named executive officer’s base salary at the grant date: 225% for Mr. Laflamme and 125% for Ms. Longworth and Messrs. Lafave, Tremblay and Vachon. The number of RSUs and PSUs awarded was determined by dividing 50% of the dollar value of the equity award by the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 12, 2018 grant date, or $13.33. The number of RSUs and target PSUs granted are shown below under the “Grants of Plan-Based Awards.” Each 2018 PSU award is subject to a maximum stock payout of 200,000 shares to any one individual.

In 2018, Mr. Lalonde received two equity awards for his respective positions. First, on February 12, 2018, he was granted an annual cash-settled award consisting of RSUs and PSUs and associated dividend equivalents. The February cash-settled award was calculated using the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the February 12, 2018 grant date, or $7.81. The value of such cash-settled units and associated dividend equivalents are reflected in the “Non-Equity Incentive Plan Compensation” columns. Mr. Lalonde’s maximum level of payout for his February equity award is 150% of his target PSU award. Second, upon his November 16, 2018 appointment as senior vice president and chief financial officer, he received a special grant with a value intended to reflect the difference in value of the cash-settled award he received in February 2018 for his prior position and the value of the equity award for his new position of 125% of his annual base salary. The special grant will settle in shares and was calculated in the same manner as the annual equity grant for the named executive officers, but the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 28, 2018 grant date, or $11.00, was used.

3.

Amounts shown for 2018 reflect annual cash incentive awards earned under the 2018 STIP. For all named executive officers except Messrs. Laflamme and Lalonde, amounts earned reflect a percentage of the named executive officer’s base salary as of December 31, 2018, paid 51% in Canadian dollars and 49% paid in U.S. dollars pursuant to the currency policy. The portion of bonus payable in Canadian dollars was converted to U.S. dollars using the average exchange rate for Canadian to U.S. dollars for 2018, or $0.7715.

For Mr. Lalonde, amounts shown for 2018 reflect his annual cash incentive award under the STIP and his February cash-settled grant and associated dividend equivalents. As described in the CD&A, Mr. Lalonde’s 2018 STIP payout was prorated to reflect the incentive targets and the relevant base salary for each of the positions he held in 2018. The total value of Mr. Lalonde’s 2018 February cash-settled award was $177,786. This value included the grant date value of $76,882 in RSUs and $76,882 in target PSUs as well as the value of dividend equivalents based on the per-share closing trading price of $7.93 on December 31, 2018.

4.

Using discount rate and life expectancy assumptions consistent with those used in the Company’s financial statements, the actuarial present value of benefits for Messrs. Laflamme and Vachon under applicable Canadian registered (i.e., tax-qualified) and Canadian supplemental pension plans established by Resolute FP Canada Inc. or Resolute, the “pension plans,” decreased in the amount of $96,968 and $75,992, respectively. The values of Canadian pension plan benefits for both Messrs. Laflamme and Vachon were converted to U.S. dollars using the exchange rate prevailing as of December 31, 2018, the date of the balance sheet included in the Company’s annual report on Form 10-K for the year ended the same date, or $0.7333. The changes in the actuarial present value of the benefits for 2018 for Messrs. Laflamme and Vachon are attributable to the change in the discount rate for 2018, the interest growth under the pension plans and the continued employment beyond unreduced retirement age. All benefits under the pension plans were frozen on or before December 31, 2010. Pursuant to the plans of reorganization, as of the Company’s December 9, 2010 emergence from creditor protection proceedings, all supplemental retirement plans were terminated, and the Company established new supplemental retirement plans to reinstate the benefits for participants who waived and forfeited any and all claims they had or may have had in the creditor protection proceedings in respect of any terminated supplemental retirement plan. Additional discussion of pension benefits is provided after the “Pension Benefits for 2018” table below.

5.

Amounts in this column include the value of dividend equivalents issued in 2018 attributable to outstanding equity awards granted in prior years. The dividend equivalents relate to a special dividend the Company issued to its shareholders. The value of those equivalents for each named executive officer are as follows:

Mr. Laflamme	Mr. Garneau	Mr. Lalonde	Ms. Longworth	Mr. Lafave	Mr. Tremblay	Mr. Vachon
$248,134	$1,194,759	$52,890	$284,229	$207,351	$247,671	$221,498

In addition, amounts include the following basic company contributions allocated on behalf of the named executive officers pursuant to the Defined Contribution Retirement Plan for Non-Unionized Employees of Resolute Forest Products (the registered defined contribution plan) and additional cash payments to the named executive officers under the DC Make-Up Program equal to (i) company contributions under the registered plan formulas in excess of statutory limits, and (ii) the employer contribution they would have received on their annual incentive awards as if the registered plan had provided an employer contribution on these awards:

Name	Basic Company Contribution	Additional Cash Payment
Yves Laflamme	$11,544	$101,027
Richard Garneau	11,404	86,371
Remi Lalonde	11,721	9,784
Jo-Ann Longworth	11,443	63,763
John Lafave	11,420	40,647
Richard Tremblay	14,595	48,097
Jacques Vachon	11,373	48,129

For all named executive officers other than Mr. Tremblay, the cash payments shown above and the perquisite allowances next described were established in Canadian dollars and have been converted to

U.S. dollars using the exchange rate for Canadian to U.S. dollars as of December 31, 2018, or $0.7333. The cash payment and the perquisite allowance were paid in U.S. dollars to Mr. Tremblay. Mr. Garneau was not eligible for the perquisite allowance in his role as Special Advisor.

Additional perquisites include (i) a perquisite amount of $36,665 for Mr. Laflamme, $12,000 for Mr. Tremblay, $5,133 for Mr. Lalonde and $8,800 for all other named executive officers covering personal transportation, fiscal/financial advice, etc., (ii) a comprehensive annual medical examination with a value up to $3,000 for Messrs. Laflamme and Garneau as well as their spouses and up to $1,500 for Ms. Longworth and Messrs. Lalonde, Lafave, Tremblay and Vachon and their spouses (if any), (iii) an annual medical referral with a value up to $1,000 for all named executive officers and their spouses and dependents (if any), (iv) a medical concierge service with a value of $1,500 for all named executive officers except Mr. Lalonde who was eligible on a prorata basis, (v) coverage under the Company’s broad-based welfare benefit programs for salaried employees, (vi) parking for all named executive officers, and (vii) annual membership dues for one private club for Ms. Longworth and Messrs. Laflamme, Lalonde, Lafave, Tremblay and Vachon which memberships are used for business purposes only.

In addition, in 2018, the compensation committee approved Mr. Lalonde’s relocation of his residence to a location closer to the Company’s corporate headquarters. As a result of his relocation, Mr. Lalonde received a payment of $14,666 pursuant the Company’s standard relocation policy. Mr. Lalonde also received an allowance of $352 for his personal mobile phone.

Finally, for Mr. Tremblay, the amount in this column includes a $39,531 payment under the Company’s Tax Equalization Policy, as described in the CD&A, in respect of his total compensation, which was subject to taxation in the U.S. and Canada.

Grants of Plan-Based Awards

Name	Equity Award Grant Date	Date of Board Approval of Equity Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard Garneau(5)	—	—

Yves Laflamme	11/12/2018	10/23/2018							75,956	1,118,413
	11/12/2018	10/23/2018					75,956	151,912		1,118,413
	n/a	n/a	382,500	900,000	1,552,500

Remi Lalonde	02/12/2018	01/31/2018							9,844	88,893
	02/12/2018	01/31/2018	4,922	9,844	14,766					88,893
	11/28/2018	11/15/2018							10,406	128,977
	11/28/2018	11/15/2018					10,406	20,812		128,977
	n/a	n/a	57,053	134,242	231,568

Jo-Ann Longworth	11/12/2018	10/23/2018							21,068	310,216
	11/12/2018	10/23/2018					21,068	42,136		310,216
	n/a	n/a	187,820	441,929	762,328

John Lafave	11/12/2018	10/23/2018							15,361	226,183
	11/12/2018	10/23/2018					15,361	30,722		226,183
	n/a	n/a	136,946	322,225	555,838

Richard Tremblay	11/12/2018	10/23/2018							18,358	270,312
	11/12/2018	10/23/2018					18,358	36,716		270,312
	n/a	n/a	163,660	385,083	664,269

Jacques Vachon	11/12/2018	10/23/2018							16,774	246,989
	11/12/2018	10/22/2018					16,774	33,548		246,989
	n/a	n/a	149,540	351,860	606,958

1.

The amounts shown in these columns represent the “Threshold,” “Target” and “Maximum” payout potential under the 2018 STIP before application of the aggregate payout limit of 7% of free cash flow, which could reduce the payout on STIP awards despite achievement of the applicable performance measures. Amounts actually earned by the named executive officers under the 2018 STIP are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Except for Messrs. Laflamme and Lalonde, the payout potential is based on the named executive officers’ base salaries as of December 31, 2018, payable 51% in Canadian dollars and 49% in U.S. dollars pursuant to the currency policy. The payout potential is based on the named executive officers’ base salaries as of December 31, 2018 (expressed in U.S. dollars based on the exchange rate for Canadian to U.S. dollars as of that date, or $0.7333). As described in the CD&A, Mr. Laflamme received his payout in U.S. dollars and Mr. Lalonde’s 2018 STIP payout was prorated to reflect the incentive targets and the relevant base salary for each of the positions he held in 2018.

The amounts shown for Mr. Lalonde’s February 12, 2018 award represents the “Threshold,” “Target” and “Maximum” payout potential under a cash-settled PSU granted for his previous position.

2.

Amounts shown in these columns represent the potential number of shares of Company stock that could vest pursuant to the 2018 PSU award if the “Target” or “Maximum” performance levels established for the 2018 PSU equity award are met, as further described in the CD&A. There is no “Threshold” payout for the 2018 PSU.

3.	Amounts shown in this column show the number of RSUs awarded in 2018.

4.

Amounts reflect grant date fair market value of RSUs and associated dividend equivalents awarded in 2018, including, for Mr. Lalonde, a cash-settled RSU award granted in February 2018, for his previous position.

5.	As Special Advisor, Mr. Garneau was not eligible for the 2018 STIP or to receive any LTIP awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following table provides additional detail to the quantitative information and footnotes set forth in the Summary Compensation Table and Grants of Plan-Based Awards table above.

Long-Term Incentive Compensation — Equity Awards

The following table describes key provisions of the RSUs and PSUs and the effect of a named executive officer’s termination before the applicable vesting dates:

Key Provisions	RSU Awards	PSU Awards

General Provisions

Vesting and Settlement	25% on December 1 of each of the four calendar years after the year of grant as long as the executive remains employed through the applicable vesting dates	100% on February 28, 2022 as long as the executive remains employed through that date

Dividend Equivalents	Additional RSUs and PSUs will be credited in additional share units on unvested RSUs and PSUs, respectively, representing a number that is equivalent to any dividends that the Company may declare on its stock.

Key Provisions	RSU Awards	PSU Awards

Payout Value	Each RSU has a value equal to one share of stock	The number of shares of Company stock earned and vested will be based on the achievement of the performance measures for the three calendar year period that begins after the grant date (“performance period”), as described in the CD&A

Termination for Cause / Resignation Before Age 55

Vesting and Settlement	All unsettled RSUs will be canceled	All unsettled PSUs will be canceled

Retirement On or After May 12, 2019 (Six Month Anniversary of Grant Date)

Vesting	RSUs continue to vest on each vesting date through December 1, 2022	PSUs continue to vest through February 28, 2022 as if executive remained employed through that date

Settlement	RSUs are settled following each vesting date	PSUs are settled following February 28, 2022 based on actual achievement of the performance measures for the performance period

Retirement Before May 12, 2019 / Resignation On or After Age 55 / Involuntary Termination Without Cause

Vesting	Pro rata vesting of RSUs equal to (i) the total number of RSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date and the denominator of which is 48, including the portion that has already vested	Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through the retirement date or last day worked and the denominator of which is 39

Settlement	RSUs are settled following the retirement or termination date	PSUs are settled on February 28, 2022 pro rata based on actual achievement of the performance measures for the performance period

Death

Vesting	Pro rata vesting of RSUs equal to (i) the number of RSUs vested plus any dividend equivalents as of the date of death plus (ii) the RSUs scheduled to vest on the next vesting date	During the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the year of death and the denominator of which is 39

On/After Grant Date and Before the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed

Key Provisions	RSU Awards	PSU Awards
from December 1 after the grant date through December 31 of the first calendar year of the performance period and the denominator of which is 39

Settlement	RSUs are settled following the death	PSUs are settled following the death based on estimated actual performance as of December 31 of the calendar year that contains the participant’s date of death, as approved by the compensation committee.

Disability

Vesting	Pro rata vesting of RSUs equal to (i) the number of RSUs settled plus any dividend equivalents as of the date of disability plus (ii) the RSUs scheduled to vest on the next vesting date

During the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the year the participant becomes disabled plus any months after the participant returns to active employment through the end of the vesting period and the denominator of which is 39

On/After Grant Date and Before the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the first calendar year of the performance period plus any months after the participant returns to active employment after the first calendar year and the denominator of which is 39

Settlement	The additional 25% of the RSUs are settled as of the next scheduled vesting date after the participant’s disability	PSUs are settled on February 28, 2022 pro rata based on actual achievement of the performance measures for the performance period

Equity Awards

Outstanding Equity Awards at Fiscal Year-End 2018

			Option Awards				Stock Awards
	Grant Date(1)		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested(2)
Name			Exercisable	Unexercisable
Yves Laflamme	01/09/2011	(3)	24,092	—	$23.05	01/09/2021	—		$—
	11/03/2011	(3)	6,354	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	21,228	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	22,898	—	15.66	11/06/2023	—		—
	11/09/2015		—	—	—	—	8,958	(4)	71,034
	11/09/2015		—	—	—	—	35,832	(5)	284,145
	11/14/2016		—	—	—	—	35,186	(6)	279,026
	11/14/2016		—	—	—	—	70,372	(7)	558,052
	11/13/2017		—	—	—	—	25,235	(8)	200,113
	11/13/2017		—	—	—	—	33,647	(9)	266,820
	11/12/2018		—	—	—	—	89,313	(10)	708,251
	11/12/2018		—	—	—	—	89,313	(11)	708,251

Richard Garneau	01/09/2011	(3)	9,302	—	23.05	01/09/2021	—		—
	11/06/2013	(3)	132,061	—	15.66	11/06/2023	—		—
	11/09/2015		—	—	—	—	43,763	(4)	347,039
	11/09/2015		—	—	—	—	60,118	(5)	476,733
	11/14/2016		—	—	—	—	170,232	(6)	1,349,944
	11/13/2017		—	—	—	—	119,109	(8)	944,534
	11/13/2017		—	—	—	—	158,813	(9)	1,259,384

Remi Lalonde	11/03/2011	(3)	4,067	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	6,328	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	4,883	—	15.66	11/06/2023	—		—
	11/09/2015		—	—	—	—	2,620	(4)	20,775
	11/09/2015		—	—	—	—	10,483	(5)	83,128
	11/14/2016		—	—	—	—	10,498	(6)	83,249
	11/14/2016		—	—	—	—	20,997	(7)	166,507
	11/28/2018		—	—	—	—	12,236	(10)	97,031
	11/28/2018		—	—	—	—	12,236	(11)	97,031

Jo-Ann Longworth	11/03/2011	(3)	26,166	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	48,377	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	35,635	—	15.66	11/06/2023	—		—
	11/09/2015		—	—	—	—	10,353	(4)	82,102
	11/09/2015		—	—	—	—	41,416	(5)	328,427
	11/14/2016		—	—	—	—	40,275	(6)	319,382
	11/14/2016		—	—	—	—	80,552	(7)	638,774
	11/13/2017		—	—	—	—	28,744	(8)	227,937
	11/13/2017		—	—	—	—	38,326	(9)	303,922
	11/12/2018		—	—	—	—	24,773	(10)	196,448
	11/12/2018		—	—	—	—	24,773	(11)	196,448

John Lafave	01/09/2011		11,860	—	23.05	01/09/2021	—		—
	11/03/2011	(3)	11,214	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	18,389	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	20,319	—	15.66	11/06/2023	—		—
	11/09/2015		—	—	—	—	7,568	(4)	60,012

			Option Awards				Stock Awards
	Grant Date(1)		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested(2)
Name			Exercisable	Unexercisable
	11/09/2015		—	—	$—	—	30,272	(5)	$240,059
	11/14/2016		—	—	—	—	29,366	(6)	232,870
	11/14/2016		—	—	—	—	58,733	(7)	465,749
	11/13/2017		—	—	—	—	20,958	(8)	166,200
	11/13/2017		—	—	—	—	27,944	(9)	221,597
	11/12/2018		—	—	—	—	18,062	(10)	143,233
	11/12/2018		—	—	—	—	18,062	(11)	143,233

Richard Tremblay	11/03/2011	(3)	11,483	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	17,937	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	13,435	—	15.66	11/06/2023	—		—
	11/09/2015		—	—	—	—	9,022	(4)	71,547
	11/09/2015		—	—	—	—	36,089	(5)	286,187
	11/14/2016		—	—	—	—	35,094	(6)	278,299
	11/14/2016		—	—	—	—	70,191	(7)	556,616
	11/13/2017		—	—	—	—	25,047	(8)	198,621
	11/13/2017		—	—	—	—	33,395	(9)	264,825
	11/12/2018		—	—	—	—	21,586	(10)	171,179
	11/12/2018		—	—	—	—	21,586	(11)	171,179

Jacques Vachon	01/09/2011	(3)	25,203	—	23.05	01/09/2021
	11/03/2011	(3)	21,606	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	37,064	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	26,652	—	15.66	11/06/2023	—		—
	11/09/2015		—	—	—	—	7,817	(4)	61,989
	11/09/2015		—	—	—	—	31,269	(5)	247,966
	11/14/2016		—	—	—	—	31,600	(6)	250,586
	11/14/2016		—	—	—	—	63,202	(7)	501,191
	11/13/2017		—	—	—	—	22,663	(8)	179,720
	11/13/2017		—	—	—	—	30,218	(9)	239,630
	11/12/2018		—	—	—	—	19,724	(10)	156,409
	11/12/2018		—	—	—	—	19,724	(11)	156,409

1.

The equity awards made to the named executive officers that were outstanding as of December 31, 2018 were the stock options granted in 2011 through 2013, the RSUs granted in 2015 through 2018, and PSUs granted in 2015 through 2018 under the equity incentive plan. As described in the CD&A, in 2014, the compensation committee retained the grant of RSUs on generally the same terms as the 2011 through 2013 awards, but replaced stock options with PSUs. RSUs and PSUs were again granted in 2018 on generally the same vesting and settlement terms as the 2015 through 2017 awards, but subject to the redesign of the performance measures for the 2018 PSU award as more fully described in the CD&A.

2.	The fair market value shown is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on December 31, 2018, or $7.93.

3.	These awards are fully vested and exercisable.

4.	Vests ratably in one-fourth tranches on each anniversary of the grant date: November 9, 2019. The first three tranches vested November 9, 2016, November 9, 2017 and November 9, 2018.

5.

The award became 100% vested on February 28, 2019, with the number of shares paid out dependent on the average actual payout percentage for corporate measures under the STIP for 2016, 2017 and 2018. Based on the average STIP payout for these years (before the 7% of free cash flow limit), 115.24% of the

PSUs granted in 2015 were paid out. Because of the application of the equity incentive plan’s individual maximum payout of 200,000 shares, Mr. Garneau received 51,127 shares with the remaining payout made in cash per his amended award agreement.

6.

Vests ratably in one-fourth tranches on each anniversary of the grant date: November 14, 2019 and November 14, 2020. The first two tranches vested November 14, 2017 and November 14, 2018. For Mr. Garneau, per his amended 2016 equity award agreement, the first tranche of 72,387 shares were settled in cash and the second tranche of 72,387 shares were settled as follows: 55,226 shares of stock and 17,161 shares in cash.

7.

Unvested until February 29, 2020. The award will become 100% vested on February 29, 2020, with the number of shares paid out dependent on the average actual payout percentage for corporate measures under the STIP for 2017, 2018 and 2019.

8.	Vest ratably in one-fourth tranches on December 1 of each calendar year following the year of grant: December 1, 2019, December 1, 2020 and December 1, 2021. The first tranche vested December 1, 2018.

9.

Unvested until February 28, 2021. The award will become 100% vested on February 28, 2021, with the number of shares paid out dependent on the average actual payout percentage for corporate measures under the STIP for 2018, 2019, and 2020.

10.	Vest ratably in one-fourth tranches on December 1 of each calendar year: December 1, 2019, December 1, 2020, December 1, 2021 and December 2022.

11.

Unvested until February 28, 2022. The award will become 100% vested on February 28, 2022, with the number of shares paid out dependent on performance conditions as described in the Compensation Discussion & Analysis.

Option Exercises and Stock Vested for 2018

The options that were exercisable in 2018 were those awarded under the emergence equity award, approved upon emergence with a January 9, 2011 grant date, and under the 2011 through 2013 annual equity awards. None of the named executive officers exercised options in 2018.

The number of shares acquired on the vesting of outstanding RSUs granted under the 2014 through 2017 annual equity awards, and the value realized on the applicable vesting dates, are set forth in the following table. For the 2014 annual equity award, the table also includes the number of shares acquired and value realized upon vesting of the PSUs.

	Stock Awards
	2014 Annual Equity Award		2015 Annual Equity Award		2016 Annual Equity Award			2017 Annual Equity Award		Aggregate number of shares acquired on vesting in 2018	Aggregate value realized on vesting in 2018
Name	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting		Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting
Yves Laflamme	13,754	$131,363	7,618	$103,224	14,962		$188,521	7,154	$78,694	43,488	$501,802
Richard Garneau	64,157	612,753	37,218	504,304	55,226	(1)	695,848	33,766	371,426	190,367	2,184,331
Remi Lalonde	4,250	40,588	2,229	30,203	4,464		56,246	—	—	10,943	127,037	(2)
Jo-Ann Longworth	16,053	153,319	8,805	119,308	17,126		215,788	8,149	89,639	50,133	578,054
John Lafave	11,268	107,616	6,436	87,208	12,487		157,336	5,941	65,351	36,132	417,511
Richard Tremblay	12,366	118,104	7,673	103,969	14,924		188,042	7,101	78,111	42,064	488,226
Jacques Vachon	12,005	114,655	6,648	90,080	13,438		169,319	6,425	70,675	38,516	444,729

1.	Per Mr. Garneau’s amended equity award agreement, an additional 17,161 units of his 2016 RSU award were settled in cash. These units had total value of $216,229.

2.	Under Mr. Lalonde’s February 2018 cash-settled award he received the first tranche of 2,461 units settled in cash on December 1, 2018. These units had total value of $27,071.

Compensation Risk Assessment

Annually, the Company, through an internal committee, assesses whether any elements of the Company’s compensation policies and practices encourage excessive and unnecessary risk-taking, and, if so, whether the level of risk encouraged is reasonably likely to have a material adverse effect on the Company. The internal committee is composed of the senior vice president and chief financial officer; the senior vice president, corporate affairs and chief legal officer; the senior vice president, human resources; and members of the human resources staff. At inception, Hugessen Consulting provided input into the process and elements to review and provided information on market best practices. The process identified the compensation plans and practices and related key features, assessed the risk related to each of them (taking into account enterprise risk) and compared the plan and practices with market best practices. In 2018, Hugessen Consulting provided updated information on market best practices and the internal committee concluded that no changes to the Company’s compensation policies and practices were advisable. The compensation committee and Hugessen Consulting reviewed and commented on the internal committee’s findings.

Following this review, we believe that the design of our compensation policies and practices encourages employees to remain focused on both our short-term and long-term goals, and the compensation programs are not reasonably likely to have a material adverse effect on the Company.

Pension Benefits

This section describes the accumulated benefits, if any, of each of the named executive officers under Company-sponsored defined benefit pension plans. The table below shows the present value of accumulated benefits, if any, payable to each of the named executive officers, including the number of years of service credited to them under each applicable plan. The benefits were determined using the discount rates and life expectancy assumptions consistent with those used in the Company’s financial statements.

Pension Benefits for 2018

Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Yves Laflamme	Registered Plan (Canada)	28.51	$1,263,523	$—
	Supplemental Plan (Canada)	28.51	1,701,010	—
Richard Garneau	n/a	—	—	—
Remi Lalonde	n/a	—	—	—
Jo-Ann Longworth	n/a	—	—	—
John Lafave	n/a	—	—	—
Richard Tremblay	n/a	—	—	—
Jacques Vachon	Registered Plan (Canada)	11.58	655,144	—
	Supplemental Plan (Canada)	25.50	2,588,007	—

1.

Ms. Longworth and Messrs. Garneau, Lalonde, Lafave and Tremblay do not have accrued benefits in any Company-sponsored defined benefit pension plans. Instead, their retirement benefits are provided exclusively through the Company’s registered plan and the DC Make-Up Program. Retirement benefits for Messrs. Laflamme and Vachon for current service are similarly provided exclusively through these arrangements after December 31, 2010. The DC Make-Up Program is further described below.

2.

The present value of accumulated benefits under the Canadian registered and supplemental pension plans sponsored by Resolute FP Canada Inc. or Resolute is determined based on the assumptions used in the Company’s financial statements, as described in Note 12 of the Consolidated Financial Statements, except that each named executive officer’s retirement age was assumed to be the earliest age upon which an unreduced pension is payable under the plan(s) in which he was a participant as of December 31, 2018, the benefits are based on service and earnings before January 1, 2011 and the values of Canadian pension plan benefits for Messrs. Laflamme and Vachon were converted to U.S. dollars using the exchange rate for Canadian to U.S. dollars as of December 31, 2018, the date of the balance sheet included in the Company’s annual report on Form 10-K for the year ended the same date, or $0.7333. These assumptions are further described in the narratives below.

The following discussion describes the terms of the pension plans applicable to Messrs. Laflamme and Vachon for service and earnings before January 1, 2011. No other named executive officer has pension benefits accrued under defined benefit pension plans (either registered or the reinstated supplemental plans, both as described below).

Before their pension benefits were frozen as described below, Messrs. Laflamme and Vachon earned benefits under Canadian pension plans that were either registered or non-registered. A “registered plan” means the plan is intended to be qualified for favorable tax treatment under the Canadian Income Tax Act, or the “Income Tax Act.” In contrast, a “non-registered plan” is not qualified for this favorable tax treatment and provides to a select group of management and highly compensated employees additional pension benefits that cannot be provided under the registered plans because of statutory limitations or an overall benefit that is offset by the benefit provided under the registered plan.

Pursuant to the plans of reorganization, the non-registered plans were terminated and those accumulated benefits were reinstated under new non-registered plans, “the 2010 Canadian DB SERPs,” for certain participants, including Messrs. Laflamme and Vachon. The reinstated benefits were frozen as to benefit service and earnings (but not vesting service) as of December 31, 2010.

Messrs. Laflamme and Vachon have pension benefits payable under legacy Abitibi Canadian pension plans (now sponsored by Resolute FP Canada Inc.). Pension benefits under the 2010 Canadian DB SERPs were frozen for Messrs. Laflamme and Vachon effective December 31, 2010. However, the maximum pension payable from a registered plan under the Income Tax Act is indexed annually and it impacts what is payable between the 2010 Canadian DB SERPs and the registered plan. The following describes the pension benefits payable under these plans.

The reinstated accrued benefits provided to Messrs. Laflamme and Vachon under the 2010 Canadian DB SERPs are determined pursuant to a traditional pension plan formula based on years of credited service and a percentage of final average compensation. The 2010 Canadian DB SERPs provide an overall pension benefit that is offset by the benefit payable under the registered plans, including any registered plan benefits that have been commuted. The registered plans limit the amount of the pension benefit payable due to statutory constraints.

Pension Formula

These Canadian pension plans generally provide total pension benefits equal to 2% of final average compensation multiplied by years of credited service with the Company and its related entities, up to 35 years of service. As a result of the benefit service freeze described above, the pension benefits for Messrs. Laflamme and Vachon under the 2010 Canadian DB SERPs take into account their years of credited service through December 31, 2010.

Compensation used under the formulas depends on the period for which years of service are credited. For years of credited service through December 31, 2008, final average compensation is the sum of (i) average monthly base salary based on the best 60 consecutive months of base salary within the last 120 months and (ii) the best five annual incentive awards in the last 10 years. For years of credited service after December 31, 2008, final average compensation is the average of the 5 highest consecutive calendar years of eligible earnings in the last 10 years. Eligible earnings in a given calendar year is the sum of the base salary and the incentive award paid under an annual incentive plan (excluding any special incentive awards unless authorized by the Company). The paid incentive award component is capped at 125% of the target incentive award of each year.

Beginning January 1, 2009 through December 31, 2010, Messrs. Laflamme and Vachon were required to contribute to the Abitibi registered plan. Their contributions were equal to 5% of their pensionable earnings up to the U.S. compensation limit ($245,000 in 2009 and 2010). Contributions were credited with interest at the average net rate of return of the pension fund of the Abitibi registered plan over the preceding two calendar years.

Once participants attain age 55, they can retire early. The total pension payable is unreduced if the participant retires at age 58 and the sum of his age and years of service is at least 80. If a participant is not eligible for an unreduced benefit and has completed 20 years of service, the total pension payable is reduced by 6% for each year (or 0.5% for each month) between his retirement date and the date he would have attained age 58 and the sum of his age and years of service would have equaled at least 80 had he continued employment. Messrs. Laflamme and Vachon are both eligible to retire early with unreduced pension benefits.

Time and Form of Payment

The legacy Abitibi Canadian pension plans provide for payment in an annuity with a participant option to select payment among different types of annuities, any of which will provide monthly payments for the life of the participant and his spouse, if any. For the Canadian executives who are not subject to U.S. tax law, the annuities can generally be secured by a letter of credit pursuant to a retirement compensation arrangement without adverse tax consequences to the executive and the Company has established security protocols. At the executive’s age 55, the Company will undertake to secure the executives’ supplemental retirement benefits by a letter of credit. The Company has secured the Canadian DB SERP benefits of Messrs. Laflamme and Vachon.

Assumptions for Pension Benefits Table Value

The accrued benefit amounts identified in the Pension Benefits table above show the present value of the future monthly payments if calculated as a lump sum. A discount rate and mortality table providing for current life expectancies are used to calculate the present value amount as of December 31, 2018. The discount rate and mortality table used are the same as those used for our financial statements, which are a 3.5% discount rate and the 2014 Private Sector Canadian Pensioner’s Mortality Table including a decrease of the rates of 5.7%, projected generationally using Scale B, and no assumption for pre-retirement mortality. Benefits were calculated assuming retirement on the date an executive attains age 58 with the sum of his age and years of service equaling at least 80 (or current age, if older). In addition, the final average earnings used for the calculation of the accumulated benefit as of December 31, 2018, as shown in the Pension Benefits table, are: for years of service credited through December 31, 2008, Mr. Laflamme, $299, 131 and Mr. Vachon, $366,794; and for years of service credited after December 31, 2008, Mr. Laflamme, $267,739 and Mr. Vachon, $341,759.

Severance and Change in Control Arrangements

The following is a discussion of the policies and arrangements to which a named executive officer becomes subject upon certain termination events, with or without a change in control of the Company. During 2018, all named executive officers except Messrs. Laflamme and Garneau were covered by the Company’s executive severance policy.

Effective on February 1, 2018, severance protection for Mr. Laflamme was provided under his employment agreement and, in the case of a termination with a change in control, a separate change in control agreement.

As described in the CD&A, on February 1, 2018, Mr. Garneau resigned from the position of president and chief executive officer and transitioned to Special Advisor to Mr. Laflamme, who was appointed president and chief executive officer. With this transition, Mr. Garneau’s prior employment and change in control agreements were superseded by the terms of his new arrangement. The information below describes his potential payments under his new arrangement. Mr. Garneau is not eligible for severance under his new arrangement. Rather, if Mr. Garneau is terminated without cause during the 6 month term of his arrangement (or during any subsequent 6 month renewal term), he will receive his salary for the balance of his term.

Mr. Lalonde became covered by the executive severance policy upon his appointment to senior vice president and chief financial officer.

In all cases, to be eligible for severance benefits, the named executive officers (other than Mr. Garneau who is no longer eligible for severance) must agree to certain restrictive covenants intended to mitigate the competitive disadvantage that would result from losing executive talent to competitors of the Company:

•

The executive severance policy requires eligible executives to protect confidential information. In addition, to receive benefits under the executive severance policy, an eligible executive must sign a release containing non-compete, non-solicitation and confidentiality covenants.

•

Mr. Laflamme’s employment agreement includes covenants not to compete with the Company, solicit customers of the Company or interfere with suppliers of the Company for a 12-month period following a termination for any reason, except that these covenants do not apply in the case of a termination without “cause” by the Company or for “good reason” by Mr. Laflamme pursuant to the change in control agreement (as defined thereunder). In addition, a confidentiality covenant is effective for a five-year period following a termination for any reason.

The following table describes the material terms of the executive severance policy and the severance provisions of Mr. Laflamme’s employment and change in control agreements (with all descriptions qualified by the actual terms of the policy and agreements).

The executive severance policy, in both a change in control or non-change in control context, does not provide any enhanced benefits in the form of, for example, subsidized continued health coverage or tax-gross ups. The terms Cause, Change in Control, Good Reason are defined in the respective severance policy or agreement, as applicable.

Key Provisions	Executive Severance Policy	Mr. Laflamme’s Employment and Change in Control Agreements

Termination Without Cause (No Change in Control)
Severance pay(1)

•  Lump sum payment equal to 6 weeks of eligible pay per year of continuous service, with a minimum of 52 weeks and a maximum of 104 weeks

•  “Eligible pay” is base pay, plus the lesser of (i) average of last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination

•  Pro rata vesting of equity awards pursuant to the terms of the award agreements

•  Two times Eligible Pay

•  “Eligible pay” is base pay, plus the lesser of (i) average of last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination

•  Pro rata vesting of equity awards pursuant to the terms of the award agreements

Termination Without Cause or for Good Reason On or After Change in Control
Time period during which change in control benefits are payable	Eligible termination within 12 months after change in control	Eligible termination within 24 months after change in control

Key Provisions	Executive Severance Policy	Mr. Laflamme’s Employment and Change in Control Agreements

Severance pay(1)	Same severance pay as when there is no change in control

The following amounts, reduced to minimize excise tax liability under Code Section 4999:(2)

•  Lump sum payment equal to:

•  2.5 times base salary as in effect on his termination date, plus

•  2.5 times the lesser of (i) average of his last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination, plus

•  2.5 times maximum Company contributions he could have received under Company’s defined contribution program (if any) for year of termination, plus

•  $20,000 in lieu of individual outplacement services

•  Immediate vesting of outstanding equity awards

•  Eligibility for Company-provided health care and life insurance coverage, with premiums payable at the rates then in effect for executives, until the earlier of 36 months after his termination date or the date he becomes covered under another employer’s health care and life insurance programs

1.

For the named executive officers other than Mr. Laflamme, vesting of outstanding equity awards is not automatically accelerated. However, the equity incentive plan provides the compensation committee discretion to determine the treatment of equity awards upon a termination with or without a change in control.

2.

If the aggregate amount of pay and benefits payable to Mr. Laflamme under the change in control agreement would constitute a “parachute payment” subject to excise tax under Section 4999 of the Code, his aggregate pay and benefits would be reduced to the greater of (i) the after-tax amount which he would retain after all federal, state and local income taxes and all excise taxes under Section 4999, or (ii) the after-tax amount which he would retain after all federal, state and local income taxes if his aggregate pay and benefits were reduced to the maximum amount payable without triggering the excise tax liability under Section 4999.

Potential Payments Upon Termination

The table below shows amounts triggered upon the termination events identified below and does not include amounts that are not payable or otherwise forfeited upon a for cause termination or certain non-retirement terminations. In these circumstances, other than legally required amounts such as accrued salary, no additional amounts would be payable and any vested and unvested rights to equity would be forfeited.

	Base Salary ($)(5)	Avg. of Last Two STIP Awards ($)(6)	Regular Cash Incentive Awards ($)		Equity Awards ($)(7)		All Other Compensation ($)(8)	Total Post Termination Payment & Benefit Value ($)
Yves Laflamme

Company initiated (not for cause) termination of employee without a change in control(1)	1,800,000	364,722	1,242,147		922,632	(9)	18,333	4,347,834	(10)

Company initiated (not for cause) termination of employee with a change in control or good reason termination by employee following a change in control	2,250,000	455,903	1,242,147		3,299,641		312,946	7,560,637

Retirement	—	—	1,242,147		1,916,055	(11)	—	3,158,202

Death	—	—	1,242,147		1,339,083	(12)	—	2,581,230

Long-Term Disability	—	—	1,242,147		1,339,083	(12)	—	2,581,230

Richard Garneau(2)(3)

Company initiated (not for cause) termination of employee with or without a change in control(1)	17,279	—	—		—		—	17,279

Retirement	—	—	—		—		—	—

Death	—	—	—		—		—	—

Long-Term Disability	—	—	—		—		—	—

Remi Lalonde

Company initiated (not for cause) termination of employee with or without a change in control(1)	327,983	37,700	183,391		266,700	(9)	18,333	834,107	(10)

Retirement	—	—	—	(13)	—	(11)	—	—

Death	—	—	183,391		361,918	(12)	—	545,309

Long-Term Disability	—	—	183,391		361,918		—	545,309

Jo-Ann Longworth(4)

Company initiated (not for cause) termination of employee with or without a change in control	—	—	—		—		—	—

Retirement	—	—	549,439		2,550,026	(11)	—	3,099,465

Death	—	—	—		—		—	—

Long-Term Disability	—	—	—		—		—	—

John Lafave

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control(1)	568,849	227,420	405,246		752,018	(9)	18,333	1,971,866	(10)

Retirement	—	—	—	(13)	—	(11)	—	—

Death	—	—	405,246		997,368	(12)	—	1,402,614

Long-Term Disability	—	—	405,246		997,368	(12)	—	1,402,614

	Base Salary ($)(5)	Avg. of Last Two STIP Awards ($)(6)	Regular Cash Incentive Awards ($)		Equity Awards ($)(7)		All Other Compensation ($)(8)	Total Post Termination Payment & Benefit Value ($)

Richard Tremblay

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control(1)	385,083	138,781	478,764		897,946	(9)	5,800	1,906,374

Retirement	—	—	—	(13)	—	(11)	—	—

Death	—	—	478,764		1,190,995	(12)	—	1,669,759

Long-Term Disability	—	—	478,764		1,190,995	(12)	—	1,669,759

Jacques Vachon

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control(1)	703,720	327,560	496,574		798,273	(9)	18,333	2,344,460	(10)

Retirement	—	—	496,574		1,688,376	(11)	—	2,184,950

Death	—	—	496,574		1,060,704	(12)	—	1,557,278

Long-Term Disability	—	—	496,574		1,060,704	(12)	—	1,557,278

1.

Amounts shown for Mr. Laflamme are pursuant to his employment and change in control agreements. Amounts shown for the other named executive officers (except Ms. Longworth and Mr. Garneau) are pursuant to the Company’s executive severance policy. If Messrs. Lalonde, Lafave, Tremblay or Vachon had terminated employment for good reason on December 31, 2018, within 12 months following a change in control, they would have received the pay and benefits under the Company’s executive severance policy described above. Notably for these named executive officers, the amounts payable upon an eligible termination following a change in control are the same as the amounts payable upon an involuntary termination without cause absent a change in control.

If Mr. Garneau had been terminated without cause as of December 31, 2018, he would have received one month of his base salary in U.S. dollars as severance based on a ratio of 51% payable in Canadian dollars and 49% payable in U.S. dollars. The portion payable in Canadian dollars was converted to U.S. dollars using the exchange rate as of December 31, 2018, or $0.7333. Mr. Garneau is already fully vested in his equity awards.

2.	As described in the narrative above, the amounts shown are for terminations on December 31, 2018 under Mr. Garneau’s arrangement as Special Advisor.

3.

As of May 13, 2018, Mr. Garneau became fully vested in his outstanding equity awards, which include, as of December 31, 2018, 333,104 RSUs and 810,577 PSUs with a value of $9,069,390. The awards will be settled at the same time as they are settled for other active employees pursuant to the award agreements and, for PSUs, subject to actual achievement of performance measures. However, if Mr. Garneau is terminated for cause, he will forfeit the awards upon this termination event.

4.

As described in the CD&A, Ms. Longworth retired from the Company on January 31, 2019. As permitted by SEC guidance, the amounts shown are the actual amounts Ms. Longworth received upon her retirement from her position as Special Advisor to Mr. Lalonde.

5.

For all the named executive officers except Mr. Laflamme, base salary amounts are expressed in U.S. dollars based on a ratio of 51% payable in Canadian dollars and 49% payable in U.S. dollars, as described in footnote 1 to the Summary Compensation Table. The portion payable in Canadian dollars was converted to U.S. dollars using the exchange rate as of December 31, 2018, or $0.7333. Mr. Laflamme began receiving 100% of his base salary in U.S. dollars on February 1, 2018.

6.

For disclosure purposes, the amounts shown for Messrs. Lalonde, Lafave, Tremblay and Vachon are based on the average of their 2016 and 2017 regular incentive awards paid and subject to the formula for eligible pay under the executive severance policy. Specifically, based on their years of service and the minimum and maximum amounts payable under the policy, Messrs. Tremblay, Lafave and Lalonde would respectively receive 1.0, 1.77 and 1.08 times their average STIP awards and Messrs. Laflamme and Vachon would receive two times their average STIP awards.

7.

The value of RSUs and PSUs is based on the per-share closing trading price on the NYSE of shares of the Company’s common stock on December 31, 2018, or $7.93. There is no value realized on any outstanding options a named executive officer may hold because the December 31, 2018 closing price is less than the applicable exercise price. For 2015, 2016 and 2017 PSUs, the value is based on the actual payout percentage for corporate measures under the 2016, 2017 and 2018 STIP before application of the aggregate 7% limit of free cash flow, and a 100% STIP payout percentage projected through 2020. For the 2018 PSUs, the value assumes a 100% payout.

8.

For Mr. Laflamme, $31,519 represents $13,186 for premiums payable at the rate for actively employed executives under Company-provided health care and life insurance programs plus $18,133 for outplacement benefits. All other amounts in this column for a non-change in control termination related event for the named executive officers represents the value of outplacement benefits.

9.

For Messrs. Laflamme, Lalonde, Lafave, Tremblay and Vachon, assumes one month of pro rata vesting of RSUs under the 2015, 2016 2017 and 2018 annual equity awards and pro rata vesting of PSUs under the 2015, 2016, 2017 and 2018 annual equity awards. The number of RSUs and PSUs that would vest upon a termination without cause is as follows:

	Mr. Laflamme	Mr. Lalonde	Mr. Lafave	Mr. Tremblay	Mr. Vachon
RSUs	4,775	1,091	2,813	3,360	3,009
PSUs	111,572	32,541	92,019	109,874	97,656

10.

To the extent Messrs. Laflamme and Vachon were subject to U.S. taxation in 2018, they would have been subject to the change in control excise tax under Section 4999 of the Code. As a result, if an eligible termination would have occurred following a change in control, Messrs. Laflamme and Vachon would be subject to an approximate excise tax of $75,731 and $35,791, respectively. As described above in “Severance and Change in Control Arrangements”, Mr. Laflamme would receive the greater of the after-tax amount, which includes payment of the excise tax, or the after-tax amount reduced to an amount that would not trigger the excise tax. For 2018, it is estimated that the after-tax amount taking account payment of the excise tax is the larger amount. Therefore, no reduction in Mr. Laflamme’s severance amount would have been made upon an assumed termination.

To the extent Messrs. Garneau, Lalonde and Lafave were subject to U.S. taxation in 2018, they would not have been subject to the change in control excise tax under Section 4999 of the Code. Mr. Tremblay, who was subject to U.S. taxation similarly would not have been subject to the change in control excise tax under Section 4999 of the Code. In no event would they have been entitled to gross-up payments in respect of such tax pursuant to the executive severance policy or their individual award agreements.

11.

For Messrs. Laflamme and Vachon, assumes continued vesting of RSUs and PSUs under the 2015, 2016 and 2017 equity awards and pro rata vesting of the 2018 annual equity awards. For Ms. Longworth, the amount reflects full vesting under the 2015, 2016, 2017 and 2018 annual equity awards that became vested upon her retirement from the Company on January 31, 2019. The number of RSUs and PSUs that would vest upon retirement (or in the case of Ms. Longworth, did vest upon retirement) is as follows:

	Mr. Laflamme	Mr. Lalonde	Ms. Longworth	Mr. Lafave	Mr. Tremblay	Mr. Vachon
RSUs	71,240	—	104,145	—	—	62,491
PSUs	170,381	—	217,422	—	—	150,419

Messrs. Lafave, Lalonde and Tremblay would not have been entitled to any equity awards as of December 31, 2018 because they have not attained age 55 and did not meet the criteria for retirement under the LTIP.

12.

Assumes immediate vesting of the next tranche of RSUs under the 2015, 2016, 2017 and 2018 annual equity awards, and pro rata vesting of PSUs under the 2015, 2016, 2017 and 2018 annual equity awards. The number of RSUs and PSUs that would vest upon death or disability is as follows:

	Mr. Laflamme	Mr. Lalonde	Mr. Lafave	Mr. Tremblay	Mr. Vachon
RSUs	57,291	13,098	33,753	40,315	36,102
PSUs	111,572	32,541	92,019	109,874	97,656

13.	Messrs. Lafave, Lalonde and Tremblay did not meet the criteria for retirement under the STIP as of December 31, 2018. As a result, no STIP would be payable for a retirement on December 31, 2018.

CEO PAY RATIO DISCLOSURE

For 2018, we used the same median employee from 2017 to calculate the ratio, as permitted under Instruction 2 to Item 402(u) of Regulation S-K. There have not been changes to our employee population or to our employee compensation arrangements that we reasonably believe would result in a significant change in the ratio. The median employee used in 2017 remains employed with the Company in the same position.

Our employee population was measured on October 1, 2017 and consisted of approximately 7,591 individuals, split between Canada and the U.S. We have excluded all employees in all other countries as permitted by the SEC rules under the de minimis rule since such employees represent less than 5% of our total employees. The excluded population comprised of the following: 4 from the United Kingdom; 2 from Brazil; 1 from Belgium; 1 from Singapore.

The compensation definition used to determine our median employee was cash compensation — this included base pay, cash incentives, overtime and cash perquisites. For most employees, we used 2016 cash compensation as reported on 2016 income tax slips. For employees hired in 2016, but before April 1, 2016, we annualized their 2016 cash compensation. For all other employees, we annualized their 2017 year-to-date cash compensation.

To find the median of the annual total compensation of all our employees (other than our CEO), we used a commonly accepted random sampling methodology on our employee population. We conducted our analysis using a sample of 380 employees (95% confidence interval and ±5% precision).

Using this methodology, we identified our median employee and calculated the elements of the employee’s annual total compensation for fiscal 2018 in accordance with the requirements to be in the amount of $65,835. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table — $4,748,111. The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is therefore 72 to 1.

INFORMATION ON STOCK OWNERSHIP

The following table includes all stock-based holdings, as of March 28, 2019, of: each of our directors and named executive officers; our directors and executive officers as a group; and all those known by us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Holder	Number of Shares of Common Stock Beneficially Owned		Percent of Class(1)
Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	30,548,190	(2)	33.5%
Chou Associates Management Inc. 110 Sheppard Avenue, Suite 301, Box 18 Toronto, Ontario M2N 6Y8 Canada	7,190,395	(3)	7.9%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,599,760	(4)	6.1%
Alpine Investment Management, LLC 8000 Maryland Avenue, Suite 700 Saint Louis, Missouri 63105	5,062,596	(5)	5.6%
Donald Smith & Co., Inc. 152 West 57th Street New York, New York 10019	5,034,669	(6)	5.5%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	4,616,442	(7)	5.1%
Randall C. Benson	19,364	(8)	*
Suzanne Blanchet	—	(9)	—
Jennifer C. Dolan	48,080	(10)	*
Richard D. Falconer	74,369	(11)	*
Richard Garneau	341,206	(12)	*
Jeffrey A. Hearn	67,606	(13)	*
Yves Laflamme	130,686	(14)	*
John Lafave	101,032	(15)	*
Rémi Lalonde	33,436	(16)	*
Jo-Ann Longworth	188,489	(17)	*
Bradley P. Martin	59,999	(18)	*
Alain Rhéaume	74,369	(19)	*
Michael S. Rousseau	94,369	(20)	*
Richard Tremblay	138,951	(21)	*
Jacques Vachon	127,351	(22)	*
Directors (including nominees) and executive officers as a group (15 persons)			1.6%

*	Less than 1%

1.

Based on 91,099,378 shares of outstanding common stock as of March 28, 2019. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have beneficial ownership of the shares of common stock that the person has the right to acquire within 60 days of the date of determination, as well as the shares of common stock underlying vested stock-settled RSUs or DSUs and vested options. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, all the shares the person or persons has (have) the right to acquire within 60 days, as well as the shares of common stock underlying vested stock-settled RSUs or DSUs and vested options, are deemed to be outstanding but are deemed not to be outstanding for the purpose of computing the percentage ownership of any other person. All numbers listed represent sole investment and voting power unless otherwise indicated.

2.

Based on an amended Schedule 13D filed on December 22, 2016, by V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited, Fairfax Financial Holdings Limited, FFHL Group Ltd., Fairfax (Barbados) International Corp., Wentworth Insurance Company Ltd., TIG Insurance (Barbados) Limited, Fairfax (US) Inc., Clearwater Insurance Company, Zenith National Insurance Corp., Zenith Insurance Company, TIG Holdings, Inc., TIG Insurance Company, Odyssey US Holdings Inc., Odyssey Re Holdings Corp., Odyssey Reinsurance Company, Hudson Insurance Company, Hudson Specialty Insurance Company, Newline Holdings UK Limited, Newline Corporate Name Limited, Crum & Forster Holdings Corp., The North River Insurance Company, United States Fire Insurance Company, RiverStone Holdings Limited, RiverStone Insurance Limited, RiverStone Insurance (UK) Limited, CRC Reinsurance Limited, Northbridge Financial Corporation, Northbridge Commercial Insurance Corporation, Northbridge General Insurance Corporation, Northbridge Personal Insurance Corporation, Federated Insurance Company of Canada, Brit Limited, Brit Insurance Holdings Limited, Brit Insurance (Gibraltar) PCC Limited, and Brit Syndicates Limited.

3.

Based on an amended Schedule 13G filed on February 13, 2017, by Chou Associates Fund, Chou Associates Management Inc., Chou Asia Fund, Chou Bond Fund, Chou RRSP Fund, Chou Opportunity Fund, Chou Income Fund, Chou America Management, Inc., and Francis S. M. Chou.

4.	Based on an amended Schedule 13G filed on February 11, 2019 by The Vanguard Group.

5.

Based on an amended Schedule 13G filed on February 12, 2019, by ACR Alpine Capital Research, LLC, Alpine Investment Management, LLC, Alpine Private Capital, LLC, Alpine Partners Management, LLC, MQR, L.P., ACR Multi-Strategy Quality Return Fund, and Nicholas V. Tompras. ACR Alpine Capital Research, LLC, Alpine Investment Management, LLC, and Nicholas V. Tompras each report having shared voting and shared dispositive power over 5,062,596 shares; Alpine Private Capital, LLC reported having shared voting and shared dispositive power over 750,414 shares; Alpine Partners Management, LLC and MQR, L.P. each report having shared voting and shared dispositive power over 64,000 shares; and ACR Multi-Strategy Quality Return Fund reported having shared voting and shared dispositive power over 99,468 shares.

6.

Based on a Schedule 13G filed on February 8, 2019 by Donald Smith & Co., Inc. and Donald Smith Long/Short Equities Fund, L.P. Donald Smith & Co., Inc. reports having sole voting power over 4,609,569 shares and Donald Smith Long/Short Equities Fund, L.P. reports having sole voting power over 15,823 shares, and both report having sole dispositive power over 5,034,669 shares.

7.

Based on a Schedule 13G filed on February 8, 2019 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP reports having sole voting power over 4,406,125 shares and sole dispositive power over 4,616,442 shares. All 4,616,442 shares are owned by commingled funds, group trusts and separate accounts (“Funds”) for which Dimensional Fund Advisors LP serves as investment manager or sub-adviser to the Funds.

8.	Includes 9,800 shares of common stock acquired in open market purchases and held indirectly through R&J Benson Investments Ltd. and 9,564 vested DSUs.

9.	Ms. Blanchet joined the board on January 31, 2019 and did not receive stock-settled DSUs.

10.	Includes 19,847 vested RSUs.

11.	Includes 9,302 shares of common stock that can be acquired by exercising vested stock options and 65,067 vested DSUs.

12.

Includes 141,363 shares of common stock that can be acquired by exercising vested stock options. Information on ownership of shares of common stock is as at latest Form 4 filed on November 14, 2017 under Section 16(a) of the Exchange Act.

13.	Includes 9,300 shares of common stock that can be acquired by exercising stock options and 19,847 vested RSUs.

14.	Includes 74,572 shares of common stock that can be acquired by exercising vested stock options.

15.	Includes 61,782 shares of common stock that can be acquired by exercising stock options.

16.	Includes 15,278 shares of common stock that can be acquired by exercising stock options.

17.

Includes 110,178 shares of common stock that can be acquired by exercising vested stock options. Information on ownership of shares of common stock is as at latest Form 4 filed on November 14, 2018 under Section 16(a) of the Exchange Act.

18.	Represents 59,999 vested DSUs.

19.	Includes 9,302 shares of common stock that can be acquired by exercising vested stock options and 65,067 vested DSUs.

20.	Includes 9,302 shares of common stock that can be acquired by exercising vested stock options, 65,067 vested DSUs, and 20,000 shares of common stock acquired in open market purchases.

21.	Includes 42,855 shares of common stock that can be acquired by exercising vested stock options and 20,157 vested RSUs.

22.	Includes 110,525 shares of common stock that can be acquired by exercising vested stock options.

MANAGEMENT PROPOSALS

Item 1 — Vote on the Election of Directors

Composition of the Board

The board fixed the board size at nine members; each of the nine current members of the board is standing for reelection to hold office until the 2020 annual meeting of stockholders, except for Ms. Blanchet who was appointed to the board on January 31, 2019 in accordance with the Company’s by-laws and who will be standing for election for the first time. Each director nominee has been recommended for election by the human resources and compensation/nominating and governance committee and approved and nominated for election by the board. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. Each director nominee has consented to serve if elected. Should any director nominee be unable to stand for election at the annual meeting, proxies will be voted in favor of such other person, if any, recommended by the human resources and compensation/nominating and governance committee and designated by the board.

Pursuant to our by-laws, as amended in December 2014, if any director nominee fails to receive a majority of the votes cast in an uncontested election of directors, such as the 2019 annual meeting, that director must promptly tender his or her resignation to the board. The human resources and compensation/nominating and governance committee will make a recommendation to the full board whether or not to accept the resignation. The board will publicly announce its decision regarding a tendered resignation within 90 days from the date the results of the election are certified.

Board Recommendation

The board unanimously recommends a vote FOR the election to the board of each of Randall C. Benson, Suzanne Blanchet, Jennifer C. Dolan, Richard D. Falconer, Jeffrey A. Hearn, Yves Laflamme, Bradley P. Martin, Alain Rhéaume, and Michael S. Rousseau. What follows is biographical information for each nominee and the qualifications considered in nominating each of them to the board.

Nominees

Randall C. Benson Age: 59 Director since: 2017

Mr. Benson has served on the Company’s board since the 2017 annual meeting of stockholders.

He has been the principal of R.C. Benson Consulting Inc. since 1999, providing strategic analysis, management, financial and operational restructuring and recapitalization expertise to companies, including those considered distressed or underperforming. From May 2012 to August 2016, Mr. Benson was also Co-Lead of the National Restructuring practice (Canada) at KPMG LLP. In addition, Mr. Benson has experience in finance, operations, sales, and general management gained through various roles he has held in operating companies, including as the chief financial officer of public and private companies Call-Net Enterprises Inc. (which owned Sprint Canada Inc.) and Beatrice Foods Inc., and as divisional president of Parmalat Canada’s Dairy Group.

Mr. Benson is currently chair of the board and chair of the audit committee of Advanz Pharma Corp (TSX).

Director qualifications:

•  Management/operating experience — experienced director and executive for various public and private companies

•  Professional services & financial/accounting experience — experienced executive and special advisor in connection with mergers and acquisitions, financings, and operational and financial restructurings

Suzanne Blanchet Age: 61 Director since 2019

Ms. Blanchet was appointed to the Company’s board on January 31, 2019 in accordance with the Company’s by-laws.

She spent over 30 years with Cascades Inc., including as senior vice president, corporate development, from 2014 to 2017. From 1997 to 2014, she was president and chief executive officer of Cascades Tissue Group.

Ms. Blanchet is a graduate of the Directors Education Program of the Institute of Corporate Directors and currently serves as a director of Agropur, GDI Integrated Facility Services Inc. (TSX) where she serves on the audit committee. Ms. Blanchet has also previously served as a director of Rona Inc. (TSX).

Director qualifications:

•  Management/operating experience — experienced director and executive of a large tissue and paper company

•  Financial/accounting experience — experienced executive and member of audit committees for various public and private companies

Jennifer C. Dolan Age: 72 Director since: 2013

Ms. Dolan has served on the Company’s board since the 2013 annual meeting of stockholders.

She retired from The New York Times Company in 2012 after a 33-year career, the last ten of which she spent as vice president of forest products, where she managed paper procurement and oversaw its equity investments in two paper mills, including as a member of the board of Donohue Malbaie Inc., while it was a joint venture with the Company. Before then, she held a number of executive and senior finance roles. Ms. Dolan is a certified public accountant, and a member of the American Institute of Certified Public Accountants. She serves on no other public company board.

Director qualifications:

•  Management/operating experience — experienced executive, representing one of the largest consumers of newsprint in North America

•  Professional services & financial/accounting experience — certified public accountant

Richard D. Falconer Age: 74 Director since: 2010

Mr. Falconer has served on the Company’s board since we emerged from creditor protection on December 9, 2010, which we refer to as the “emergence date.”

He was vice chairman and managing director of CIBC World Markets Inc. until he retired in 2011. He joined Wood Gundy (now a division of CIBC World Markets Inc.) in 1970; his previous roles include financial analyst, director of research and co-head of investment banking. He has experience advising companies in the forest products industry.

Mr. Falconer serves as a board member of Chorus Aviation Inc. (TSX) and of Jaguar Mining Inc. (TSX). Until November 2018, he was also chair of Jaguar Mining which filed for creditor protection under the Companies’ Creditors Arrangement Act (Canada) in December of 2013 and emerged from creditor protection on April 22, 2014. Mr. Falconer is a board member for a number of not-for-profit organizations. Mr. Falconer is currently Senior Advisor at Lazard Canada Inc. where he was previously Managing Director between September 2016 and February 2018, and before that was a Senior Partner at Verus Partners & Co. from April 2014 to September 2016.

Director qualifications:

•  Professional services & financial experience — senior position in Canadian investment banking industry

•  Management/operating experience — former vice chairman and managing director of a large Canadian investment banking firm

Jeffrey A. Hearn Age: 67 Director since: 2010

Mr. Hearn has served on the Company’s board since the emergence date.

He retired from International Paper in April 2009, where he served as project executive with responsibility for implementing the company’s expanded manufacturing and market presence in Brazil. Before this assignment, Mr. Hearn held various other general business management, operations management and technology management positions in the U.S. and Canada, including as head of International Paper’s coated paperboard business. He was president and chief executive officer of Weldwood of Canada from 2000 to 2002, and has also served as chair of the Paperboard Mfg. and Converting Section of the American Forest Products Association and former vice-chair of the Forest Products Association of Canada. He was also Industry CEO representative for the B.C. Forest Products Forest Practices Reform Initiative.

He serves on no other public company board of directors.

Director qualifications:

•  Management/operating experience — experienced executive officer with large publicly-held forest products industry companies

•  Politics/government relations — experienced executive officer with trade associations in the forest products industry

Yves Laflamme Age: 63 Director since: 2018

Mr. Laflamme was appointed president and chief executive officer and a member of the Company’s board on February 1, 2018.

He previously held various positions at the Company, including as senior vice president, wood products, global procurement and information technology, from January 2011 to January 2018; senior vice president, wood products, from October 2007 to January 2011; senior vice president, woodlands and sawmills of Abitibi-Consolidated Inc. from 2006 to October 2007; and as vice president, sales, marketing and value-added wood products operations of Abitibi-Consolidated from 2004 to 2005. He is a 37-year veteran of the industry, as well as of Resolute and its predecessor companies.

Mr. Laflamme currently serves as a board member of Serres Toundra Inc., a board member of the American Forest & Paper Association and a board member and chair of the audit committee of the Forest Product Association of Canada. He is a past chairman of the Canadian Wood Council and a past Executive Team member of the Quebec Forest Industry Council.

Director qualifications:

•  Management/operating/sales and logistics experience — experienced senior executive officer with large publicly-held forest products company

•  Financial/accounting — charted professional accountant

Bradley P. Martin Age: 59 Director since: 2012

Mr. Martin has served on the board since the 2012 annual meeting of stockholders.

Since March 9, 2012, he has served as vice president for strategic investments with Fairfax Financial Holdings Limited. He had been its vice president and chief operating officer since January 2007, and its corporate secretary since 2002. Before joining Fairfax in 1998, he was a partner with Torys LLP, a leading Canadian business law firm, specializing in mergers and acquisitions and securities law.

Mr. Martin currently serves as a member of the boards of Eurobank Ergasias S.A. (Athens Stock Exchange), AGT Food and Ingredients Inc. (TSX) and a private company. He has served in the last five years on the boards of Bank of Ireland (London Stock Exchange) and Ridley Inc. (TSX).

Director qualifications:

•  Professional services & financial experience — former chief operating officer of a Canadian financial services company; former partner with a Toronto-based law firm

•  Management/operating experience — experienced executive officer with large publicly-traded company

Alain Rhéaume Age: 67 Director since: 2010

Mr. Rhéaume has served on the Company’s board since the emergence date.

He is founder and a managing partner at Trio Capital Inc. Until 2005, he was executive vice president and president of Fido, a subsidiary of Rogers Wireless Communications Inc. Previously, Mr. Rhéaume was president and chief operating officer and chief financial officer of Microcell. Previously, Mr. Rhéaume was associate deputy minister of finance from 1987 to 1992 and deputy minister of finance from 1992 to 1996 in the provincial government of Québec.

He currently serves as a director of SNC-Lavalin Group Inc. (TSX) and Boralex Inc. (TSX). He has served in the last five years on the boards of the Canadian Investors Protection Fund, the Canadian Public Accountability Board, Redline Communications Group Inc. (TSX), Diagnocure Inc. (TSX), Kangaroo Media Inc. (TSX Venture Exchange; no longer a public company), Boralex Power Income Fund (TSX) and other private companies.

Director qualifications:

•  Politics/government relations and financial/accounting experience — various senior finance positions with the government of the province of Québec and chief financial officer of a publicly traded company

•  Management/operating experience — several senior executive positions in the hi-tech industry

Michael S. Rousseau Age: 61 Director since: 2010

Mr. Rousseau has served on the Company’s board since the emergence date.

He is deputy chief executive officer and chief financial officer of Air Canada since January 1, 2019. Previously he was executive vice president and chief financial officer of Air Canada since October 2007. He was named Canada’s CFO of the Year™ for 2017 by Financial Executives International Canada (FEI Canada), PwC Canada and Robert Half. He served as president of Hudson’s Bay Company from 2006 to 2007, and as executive vice president and chief financial officer from 2001 to 2006. Prior to joining Hudson’s Bay Company in 2001, he held senior executive financial positions at other large international corporations, including Moore Corporation in Chicago, Silcorp Limited and the UCS Group (a division of Imasco Limited).

Mr. Rousseau currently serves on the board of Chorus Aviation Inc. (TSX).

Director qualifications:

•  Management/operating experience — experienced executive with large publicly-traded companies

•  Professional services & financial/accounting experience — currently chief financial officer with Canada’s largest airline; chartered professional accountant (named Fellow by the Canadian Institute of Chartered Accountants, Ontario)

Item 2 — Vote on the Ratification of the Appointment of PricewaterhouseCoopers LLP

The audit committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Our organizational documents do not require that our stockholders ratify the appointment of the independent registered public accounting firm, but we do so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether to retain PwC, but still may retain them. Even if the appointment is ratified, the audit committee may change, in its discretion, the appointment at any time if it determines that it would be in the best interests of our Company and our stockholders to do so.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The audit committee’s policy is to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm, including audit-related, tax and other services. The audit committee pre-approved all audit and permissible non-audit services provided by PwC in 2018.

The Company’s chief financial officer, chief accounting officer (or another officer designated by the board) and the independent registered public accounting firm must submit to the audit committee a request to provide any service that requires pre-approval. Each request must include a statement as to whether the independent registered public accounting firm and the submitting officer view the provision of the requested services as consistent with the SEC’s rules on auditor independence. The request must be sufficiently detailed to enable the audit committee to precisely identify the services requested. The audit committee may delegate pre-approval authority to its chair or one or more other committee members, but not to management. Any committee member with delegated authority must report all pre-approval decisions to the audit committee at its next scheduled meeting.

Other Information

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

Fees paid. The following table contains certain information on the fees paid to PwC for professional services rendered in the years ended December 31, 2018, and 2017, converted from Canadian to U.S. dollars at the average exchange rate in the applicable year.

Fee category	2018 fees	2017 fees
	(in thousands)
Audit fees	$2,101	$2,499
Audit-related fees	68	68
Tax fees	50	44
All other fees	56	72

Total fees	$2,275	$2,683

•

Audit fees. Audit fees consist of fees billed for professional services rendered in respect of the audits of annual consolidated financial statements and internal control over financial reporting for the years indicated, review of interim consolidated financial statements included in quarterly reports on Form 10-Q and other services provided in connection with statutory and regulatory filings or engagements.

•	Audit-related fees. Audit-related fees consist primarily of fees for other attestation engagements in respect of the fiscal years indicated.

•	Tax fees. Tax fees in each of 2018 and 2017 consisted primarily of tax compliance services for certain of our subsidiaries.

•	All other fees. All other fees in each of 2018 and 2017 consist mainly of translation services for the Company’s periodic reports.

Board Recommendation

The board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2019 fiscal year. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR ratification of the appointment.

Item 3 — Advisory Vote to Approve Executive Compensation

Rule 14a-21 under the Exchange Act requires that we give our stockholders the ability to cast a non-binding advisory vote on the compensation of our named executive officers. This vote is commonly referred to as the “say-on-pay” vote. At our 2017 annual meeting, a majority of stockholders voted, consistent with the recommendation of the Company’s board of directors, to hold a stockholder advisory vote on a resolution to approve the compensation of the Company’s named executive officers annually. Accordingly, we intend to continue to provide annual say-on-pay votes.

The compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the board believes, serve to promote the creation of long-term stockholder value and to position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the mix of fixed and performance-based compensation and short-term and long-term incentive awards is designed to enable the Company to attract and retain top quality executive talent while, at the same time, creating a close relationship between performance and compensation. Our human resources and compensation/nominating and governance committee and the board believe that the design of the program and the compensation awarded to our named executive officers thereunder fulfill this objective.

We are asking for stockholder approval of the compensation of our named executive officers, as we have disclosed in this proxy statement in accordance with SEC rules. The compensation disclosures are contained under the heading Compensation Discussion and Analysis, the compensation tables and the narrative discussion accompanying the compensation tables. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Accordingly, the board is requesting your approval of the following non-binding resolution:

RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for this annual meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table, the other related tables and the accompanying narrative.

This vote is advisory and therefore not binding on the Company, our human resources and compensation/nominating and governance committee, or the board. Nevertheless, the board and human resources and compensation/nominating and governance committee value the opinions of our stockholders and will review the voting results in connection with their ongoing evaluation of the Company’s compensation programs.

Board Recommendation

The board unanimously recommends a vote FOR the approval of the Company’s executive compensation. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR this proposal.

Item 4 — Vote to Approve the Resolute Forest Products 2019 Equity Incentive Plan

We are asking for stockholder approval of the Resolute Forest Products 2019 Equity Incentive Plan (the “2019 Incentive Plan”) and its material terms, as described below. We currently provide stock-based compensation under the Resolute Forest Products Equity Incentive Plan (the “2010 Incentive Plan”) to employees and consultants of the Company, its subsidiaries and affiliates and non-employee directors of the Company. The 2010 Incentive Plan is set to expire on December 10, 2019 and as of March 28, 2019 has a remaining balance of 1,281,172 shares available for new grants under the plan. On the recommendation of the Human Resources Compensation/Nominating and Governance Committee (the “compensation committee”), the board of directors established and adopted the 2019 Incentive Plan on March 28, 2019, subject to stockholder approval. If approved, the 2019 Incentive Plan will become effective on May 24, 2019 (the “Effective Date”) and the compensation committee will no longer issue new grants under the 2010 Incentive Plan. The Company, contingent on stockholders’ approval of the 2019 Incentive Plan, is cancelling the remaining shares available under the 2010 Incentive Plan. Regardless, any awards previously granted and outstanding under the 2010 Incentive Plan will continue to vest and be administered in accordance with their original terms and conditions, including the right to make equitable adjustments to the awards in the event of certain changes in capital structure or similar events, or grant substitute awards, pursuant to the terms of the 2010 Incentive Plan.

The board of directors believes that the 2010 Incentive Plan enabled us to attract and retain the services of employees, including executive officers and directors. The proposed 2019 Incentive Plan is intended to continue to develop employees’ sense of proprietorship and personal involvement in the financial success of the Company, and to encourage members of the Company’s board of directors to devote their best efforts to the Company’s business, thereby advancing the interests of the Company and its stockholders. We want to continue to provide stock-based incentive awards to attract, motivate and retain these individuals. With respect to the 2019 Incentive Plan, we have been advised by the Toronto Stock Exchange (TSX) that we are entitled to rely on an exemption from the various requirements of the TSX Company Manual relating to security based compensation arrangements since we are an “Eligible Interlisted Issuer”, as defined in Section 602.1 of the TSX Company Manual.

The 2019 Incentive Plan allows the flexibility to grant restricted stock, restricted stock units, performance stock units, performance shares and other equity-based awards to eligible persons. Unlike the 2010 Incentive Plan, the 2019 Incentive Plan does not provide for the ability to grant stock options or stock appreciation rights. The 2019 Incentive Plan includes key provisions designed to protect stockholders’ interests and reflect our commitment to best practices, including the following, all as qualified in their entirety by reference to the full text of the 2019 Incentive Plan attached as Appendix A to this proxy statement:

•	Authorized Shares. An aggregate of 3,000,000 shares will be authorized and reserved for issuance under the 2019 Incentive Plan.

•

Annual Award Limits. Following the elimination of the performance-based exception to the Section 162(m) of the Code limit on deductibility of compensation, the Plan retains individual annual limits on awards.

•

Share Pool. Any shares related to awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, including shares that are not issued for the purpose of satisfying any tax withholding obligation, shall be available again for grants under the 2019 Incentive Plan.

•

Dividends or Dividend Equivalents Payable only on Vested Awards. Any dividends or dividend equivalents that accrue on shares or stock units underlying an award will not be paid before any award vests or before achievement of any performance goals.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2019 Incentive Plan are automatically replenished.

•	No Automatic Grants. The 2019 Incentive Plan does not provide for automatic grants to any participant.

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Duration. If the 2019 Incentive Plan is approved by the stockholders, the 2019 Incentive Plan will become effective as of the date of the Annual Meeting and will continue in effect until the earlier of (i) all shares of our common stock available under the 2019 Incentive Plan are delivered or (ii) five years from the Effective Date; unless the 2019 Incentive Plan is terminated earlier by the board of directors.

Share Reserve and Annual Limits

In determining the 3,000,000 shares to be reserved for issuance under the 2019 Incentive Plan for future awards, the Board considered the following:

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Overhang. Overhang measures the potential dilution to which our stockholders are exposed due to outstanding equity awards. As of March 28, 2019, we had 4,615,352 common shares underlying outstanding equity awards, representing 5,07% of common shares outstanding.

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Dilution. Dilution measures the aggregate potential dilution to which stockholders are exposed due to outstanding equity awards and shares reserved and available for future equity awards. Assuming this resolution is approved, our potential dilution will be 8.36% of common shares outstanding.

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Burn Rate. Burn rate measures our usage of shares pursuant to our equity incentive plans. For 2018, 2017 and 2016, our burn rate was 0.41%, 0.81%, and 3.17 % of common shares outstanding, respectively. For purposes of determining the burn rate, we count shares underlying equity awards as one share. The analysis shows that our three-year average burn rate of 1.46% of outstanding common shares is below the industry median.

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Forecasted Grants. In determining our projected share utilization, the board of directors considered a forecast of the common shares needed for incentivization, motivation, and retention of eligible participants pursuant to Company compensation program. Based on calculations taking into account our average burn rate and recent per-share closing trading prices on the NYSE of shares of the Company’s common stock as of March 28, 2019, the requested reserve will be sufficient for the next five years.

If our stockholders do not approve the 2019 Incentive Plan, we will continue to use our 2010 Incentive Plan until its expiration on December 10, 2019. Upon expiration, we would be restricted in our ability to attract and retain desired employees, including our management team. The Company would need to increase cash compensation to incentivize employees which does not align with our pay philosophy, which places a significant portion of employees’ pay at risk and seeks to align stockholder interests by giving employees a sense of ownership with stock incentives.

As a part of good governance and despite the elimination of the performance based compensation exception for deductibility under Section 162(m) of the Code, the 2019 Incentive Plan provides for the following limits on the number of shares that may be granted to any one individual per award per calendar year (except as noted):

Award	Annual Limit
Restricted Stock or Restricted Stock Units	200,000 shares
Performance Stock Units or Performance Shares in year of settlement or vesting, as applicable	200,000 shares
Other Equity-Based Awards	200,000 shares
Non-Employee Director Awards	$300,000

Administration

The compensation committee (or such other committee designated by the board of directors to administer the 2019 Incentive Plan) has full and exclusive discretionary authority to operate, manage and administer the 2019 Incentive Plan in accordance with its terms. This authority includes, but is not limited to, determining eligibility, award recipients, all terms and conditions of awards and related award agreements, achievement of any performance goals, and waiver of any terms or acceleration of vesting.

The compensation committee’s decisions and actions concerning the 2019 Incentive Plan will be final and conclusive. Within the limitations of the 2019 Incentive Plan and applicable law, the compensation committee may delegate its responsibilities. Any action or determination specifically affecting or relating to an award granted to a non-employee director shall be taken, or approved or ratified, by the board of directors or the compensation committee.

Eligibility

Employees of the Company, its subsidiaries and affiliates as well as non-employee directors of the Company are eligible to receive awards under the 2019 Incentive Plan.

No awards will be granted under the 2019 Incentive Plan unless the 2019 Incentive Plan is approved by the stockholders. At present, it is not possible to specify the benefits that would be received under the 2019 Incentive Plan by employees and non-employee directors if the 2019 Incentive Plan is approved by the stockholders.

Restricted Stock and Restricted Stock Units

Restricted stock awards are shares of our common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the compensation committee. Until the applicable restrictions lapse, shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. Restricted stock units are denominated in units of shares of our common stock, except that no shares are actually issued to the participant on the grant date. When a restricted stock unit award vests, the participant is entitled to receive shares of our common stock, a cash payment based on the value of shares of our common stock or a combination of shares and cash, as set out in the Award Agreement. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service or other conditions established by the compensation committee. The number of shares of restricted stock and/or restricted stock units granted to a participant will be determined by the compensation committee subject to the annual limits described above under the caption “Share Reserve and Annual Limits”. The terms and conditions, including vesting conditions, will be established by the compensation committee when the award is made.

Performance Stock Units and Performance Shares

Performance stock units and performance shares granted to a participant are amounts credited to a bookkeeping account established for the participant. A performance stock unit has an initial value that is established by the compensation committee at the time of its grant. A performance share has an initial value equal to the fair market value of a share of our common stock on the date of grant. Whether a performance stock unit or performance share award actually will result in a payment to a participant will depend upon the extent to which performance goals or other conditions established by the compensation committee are satisfied over a performance period of at least 12 months. After a performance stock unit or performance share award has vested, the participant will be entitled to receive a payout of cash, shares of our common stock or a combination thereof, as determined by the compensation committee. The number of performance stock units and performance shares granted to a participant will be determined by the compensation committee subject to the annual limits described above under the caption “Share Reserve and Annual Limits”. The terms and conditions, including vesting conditions, will be established by the compensation committee when the award is made.

Other Equity-Based

The compensation committee may grant to participants other equity-based awards under the 2019 Incentive Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, excluding stock options and stock appreciation rights. The form of any other equity-based awards will be determined by the compensation committee, and may include a grant or sale of unrestricted shares of our common stock. Other equity-based awards may be paid in shares of our common stock or cash, according to the award agreement. The number of shares of our common stock related to another equity-based award will be determined by the compensation committee subject to the annual limits described above under the caption “Share Reserve and Annual Limits.” The terms and conditions, including vesting conditions, will be established by the compensation committee when the award is made.

Change in Control

Under the 2019 Incentive Plan, the board retains the discretion to determine a different treatment upon a change in control. Absent a determination, awards will not automatically vest upon a change in control.

Termination of Employment

Under the 2019 Incentive Plan, the compensation committee will determine and provide in the applicable award agreement the effect, if any, on an award of the occurrence of the award holder’s termination of employment or service from the Company. In determining whether a termination occurs and unless the compensation committee determines otherwise, if there is a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a participant, the participant’s employment shall terminate for purposes of any outstanding awards.

Transferability of Awards

During the lifetime of the holder of an award under the 2019 Incentive Plan, the award will be exercisable only by the holder. In general, unvested restricted stock and other awards under the 2019 Incentive Plan generally may not be sold or otherwise transferred except by will or the laws of descent and distribution.

Changes in Capital

In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution (whether in the form of cash or stock), combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares, or distribution (other than normal and special cash dividends) to shareholders of the Company, or any similar corporate event or transaction, or in the event of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, the compensation committee, in order to prevent dilution or enlargement of participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of shares that may be granted under this Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards; provided, however that the number of shares subject to any award shall always be a whole number. The compensation committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

Amendment and Termination

The compensation committee may amend, alter, suspend or terminate the 2019 Incentive Plan; except that no amendment will be made without stockholder approval if such stockholder approval is required by law, regulation, or a stock exchange rule.

The compensation committee may amend outstanding awards. However, no amendment or termination of the 2019 Incentive Plan or amendment of outstanding awards may adversely affect in any material way any award previously granted without the award holder’s written consent, unless the board of directors or the compensation committee determines that the amendment is necessary or advisable to comply with laws, regulations, rules or accounting standards.

Forfeiture Events

The compensation committee shall have the authority to determine that a participant’s rights, payments and benefits with respect to any award shall be subject to reduction, cancellation, forfeiture or recoupment in the event of certain terminations of employment or detrimental activity. Certain participants may be required to reimburse us for the amount of any payment in settlement of an award if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. Awards may also be subject to recoupment or clawback as may be required by applicable law, or any applicable recoupment or “clawback” policy adopted by us, as may be amended from time to time.

Tax Withholding Obligations

The 2019 Incentive Plan authorizes us to withhold all applicable taxes from any award or payment under the 2019 Incentive Plan and to take other actions necessary or appropriate to satisfy those tax obligations.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences, under the Code, as in effect on the date of this summary, applicable to us and participants in connection with awards under the 2019 Incentive Plan. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A of the Code, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes.

Restricted Stock. A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of forfeiture. Generally, the participant will recognize taxable ordinary income at the time those shares first become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of our common stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in our taxable year in which that participant recognizes that ordinary income.

Restricted Stock Units. The granting of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for us. The amount of cash paid or the then-current fair market value of our common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by us.

Performance Stock Units, Performance Shares and Other Awards. The granting of a performance stock unit, performance share, other equity-based award or dividend equivalent right generally should not result in the recognition of taxable income by the recipient or a tax deduction by us. The payment or settlement of a performance stock unit, performance share, other equity-based award or dividend equivalent right should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of our common stock received, and a corresponding tax deduction by us. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to us and the participant will be similar to the tax consequences of restricted stock awards, described above. If the award consists of unrestricted shares of our common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we will be entitled to a corresponding tax deduction.

Section 162(m). Under Section 162(m) of the Code, we will be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any “covered employee” within the meaning of Section 162(m) (generally the three highest paid executives other than the chief executive officer and chief financial officer). With the elimination of the performance-based compensation exception, deductions for any new grants issued under the 2019 Incentive Plan will be limited by Section 162(m).

Section 280G. Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2019 Incentive Plan in connection with a “change of control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the excess parachute payment.

New Plan Benefits

The 2019 Incentive Plan gives the compensation committee (or in the case of non-employee directors, the board of directors or the compensation committee) discretion to determine which employees of the Company, its subsidiaries or affiliates and non-employee directors of the Company will receive awards under the 2019 Incentive Plan. Because of this discretion element, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants. While the benefits or amounts that would have been received by, or allocated to, those persons for the last completed fiscal year if the 2019 Incentive Plan had been in effect cannot be determined, see the “Director Compensation for 2018” table on page 13 and the “Grants of Plan Based Awards” table on page 37 for a description of the cash-settled awards made to our directors and the incentive equity awards made to our NEOs during the year ended December 31, 2018 under the 2010 Incentive Plan.

Board Recommendation

The board of directors unanimously recommends a vote FOR the approval of the Resolute Forest Products 2019 Equity Incentive Plan.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors oversees our financial reporting, internal controls and audit function process on behalf of the board. The Company’s management is responsible for the financial statements and for maintaining effective internal control over financial reporting.

In carrying out its oversight responsibilities, the audit committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2018. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the “PCAOB.” The audit committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and the audit committee has discussed with PricewaterhouseCoopers LLP the firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board that the audited financial statements for the year ended December 31, 2018, be included in the Company’s 2018 annual report on Form 10-K for filing with the SEC.

Alain Rhéaume

Jennifer C. Dolan

Richard D. Falconer

Michael S. Rousseau (chair)

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file reports of holdings and transactions in common stock with the SEC. Those persons are also required to furnish the Company with copies of all section 16(a) reports they file, which we post on our website at resolutefp.mediaroom.com/sec-filings.

As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing section 16 reports on their behalf. Based on a review of the copies of such reports and on written representations from the Company’s directors and executive officers, the Company believes that all section 16(a) filing requirements applicable to the Company’s directors, executive officers and stockholders were complied with during the most recent fiscal year, except that one Form 4 filing for Mr. Laflamme was not timely filed for one transaction that occurred in 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the human resources and compensation/nominating and governance committee during 2018 was an officer or employee of the Company during 2018 or at any time in the past nor had reportable transactions with the Company. During 2018, none of the Company’s executive officers served on the board of directors or compensation committee of any other entity that had an executive officer serving as a member of the Company’s board of directors or compensation/nominating and governance committee.

OTHER BUSINESS

There is no other matter that the board currently intends to present, or has reason to believe others will present, at the annual meeting. If other matters come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY

To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 12, 2019. Proposals should be addressed to the corporate secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Our by-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8 but instead is sought to be presented directly at the 2020 annual meeting be made by way of a “notice of business,” as further described in the by-laws. To be timely, the notice of business must be delivered personally or mailed to, and received at, our principal executive offices, addressed to the corporate secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, a notice of business must be received no earlier than February 24, 2020 and no later than March 25, 2020. The notice of business should be addressed to the corporate secretary, Resolute Forest Products, 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada.

ADDITIONAL INFORMATION

We will furnish, without charge to a stockholder, a copy of the annual report on Form 10-K (including the financial statements and financial schedules incorporated by reference therein but not including the exhibits, which are available upon payment of a reasonable fee) for the year ended December 31, 2018, filed with the SEC. A copy of the report can be obtained upon written request to the Company at Corporate Secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montréal, Québec, H3C 2M1, Canada. The annual report on Form 10-K and all of the Company’s filings with the SEC can be accessed through our website at resolutefp.mediaroom.com/sec-filings.

Appendix A — Resolute Forest Products 2019 Equity Incentive Plan

Appendix A

RESOLUTE FOREST PRODUCTS

2019 EQUITY INCENTIVE PLAN

1. Establishment; Purpose and Effectiveness.

1.1. Establishment and Purpose. The Resolute Forest Products 2019 Equity Incentive Plan (the “Plan”) has been established and adopted by Resolute Forest Products Inc. (the “Company”) on March 28, 2019 and it becomes effective upon approval by the Company’s shareholders on May 24, 2019. The Plan’s purpose is to (a) attract and retain employees and directors of the Company, its Affiliates and Subsidiaries who will contribute to the Company’s long range success; (b) provide incentives that align these individuals with those of the shareholders of the Company; and (c) promote the success of the Company’s business. To accomplish these purposes, the Plan permits the grant of a one or more types of awards that are Share based or have a value based on the Company’s Shares.

1.2. Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Section 14, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after five years from the date the shareholders approved the Plan (the “Effective Date”).

2. Definitions.

2.1. “Affiliate” means a person that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company, within the meaning of Rule 12b-2 of the Exchange Act.

2.2. “Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

2.3. “Award” means any award or right granted under the Plan, including, without limitation, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Share Award, a Performance Stock Unit Award, or an Other Equity-Based Award.

2.4. “Award Agreement” means either: (a) a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof, in either case, such agreement or statement shall be treated as an Award Agreement regardless of whether any Participant signature is required. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof (if required) and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.5. “Board” means the Board of Directors of the Company, as constituted at any time.

2.6. “Cause” means:

(a) With respect to any Employee, unless the applicable Award Agreement states otherwise:

(i) If the Employee is a party to a written employment agreement with the Company, an Affiliate or a Subsidiary and such agreement provides for a definition of Cause, the definition contained therein, or

(ii) If no such agreement exists or it does not define Cause: (A) any activity that would be grounds to terminate the Participant’s employment or service with the Company, an Affiliate or a Subsidiary for

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cause under applicable employment law, including any serious reason pursuant to Article 2094 of the Civil Code of Québec where applicable, (B) the Participant’s commission of a felony of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or other material act or omission involving dishonesty or fraud or commission of any other act involving the willful malfeasance or material act of disloyalty or other fiduciary breach with respect to the Company, an Affiliate or a Subsidiary; (C) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company, an Affiliate or a Subsidiary; (D) gross negligence or willful misconduct with respect to the Company, an Affiliate or a Subsidiary; or (E) material violation of Applicable Laws.

(b) With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(i) malfeasance in office;

(ii) gross misconduct or neglect;

(iii) false or fraudulent misrepresentation inducing the director’s appointment;

(iv) willful conversion of corporate funds; or

(v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.7. “Change in Control” means any of the following:

(a) the acquisition, directly or indirectly and by any means whatsoever, by any person, or by a group of persons acting jointly or in concert, of that number of voting Shares which is equal to or greater than 50% of the total issued and outstanding voting Shares immediately after such acquisition;

(b) the election or appointment by any holder of voting Shares, or by any group of holders of voting Shares acting jointly or in concert, of a number of members of the Board of Directors of the Company equal to or greater than 50% of the members of the Board of Directors;

(c) any transaction or series of transactions, whether by way of reconstruction, reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, whereby assets of the Company become the property of any other person (other than a subsidiary of the Company) if such assets which become the property of any other person have a fair market value (net of the fair market value of any then existing liabilities of the Company assumed by such other person as part of the same transaction) equal to 50% or more of the market capitalization of the Company immediately before such transaction; provided that for purposes of this subsection (c), “market capitalization of the Company” at any time means the product of (i) the number of outstanding Shares of the Company at that time, and (ii) the average of the closing prices for the Shares of the Company on the principal securities exchange (in terms of volume of trading) on which the Shares of the Company are listed at that time for each of the last 10 business days prior to such time on which the Shares of the Company traded on such securities exchange; or

(d) the completion of any transaction or the first of a series of transactions which would have the same or similar effect as any transaction or series of transactions referred to in paragraphs (a), (b) and (c) above.

2.8. “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated or other interpretative guidance thereunder, and any amendments or successor provisions to such authorization.

2.9. “Committee” means the Human Resources and Compensation/Nominating and Governance Committee of the Board, or such other committee of one or more members of the Board designated by the Board to administer the Plan.

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2.10. “Continuous Service” means that the Participant’s service with the Company, Affiliate or Subsidiary, whether as an Employee or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company, Affiliate or Subsidiary as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. If any Award is subject to Code Section 409A, the immediately prior sentence shall only be given effect to the extent consistent with Code Section 409A. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence, taking into account Code Section 409A where required or as appropriate. Unless the Committee determines otherwise, if there is a Company transaction, such as a sale or spin-off of a division or Subsidiary that employs a Participant, the Participant’s Continuous Service shall terminate for purposes of affected Awards, and such decision shall be final, conclusive and binding.

2.11. “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company, its Affiliates or Subsidiaries, (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company, an Affiliate or a Subsidiary for Cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Company, its Affiliates, its Subsidiaries, or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with the Company, its Affiliates or Subsidiaries, or other conduct or activity that is in competition with the business of the Company or any Affiliate or Subsidiary, or otherwise detrimental to the business, reputation or interests of the Company, any Affiliate and/or Subsidiary.

2.12. “Director” means a member of the Board.

2.13. “Disability”, unless the applicable Award Agreement states otherwise, shall have the meaning contained in the Company’s applicable long-term disability plan, or if no such plan exists or the Participant is not eligible to participate in such plan, then the Participant’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for 180 consecutive days. Any determination as to whether Disability exists shall be made by the Committee in its sole discretion.

2.14. “Employee” means any person, including an Officer employed by the Company, an Affiliate or a Subsidiary. Mere service as a Director or payment of a director’s fee by the Company, an Affiliate or a Subsidiary shall not be sufficient to constitute “employment” by the Company, an Affiliate or a Subsidiary.

2.15. “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

2.16. “Fair Market Value” means, as of any date, the value of each Share as determined by the Committee as it deems appropriate. If applicable, the Committee shall determine Fair Market Value in a manner that satisfies the requirements of Code Section 409A.

(a) Unless otherwise determined by the Committee, for purposes of determining (i) the number of Shares (or Share units) covered by an Award, (ii) the value of a cash settled Award, and (iii) the number of Shares not issuable for purposes of satisfying any tax withholding obligation, the volume weighted average of the highest and lowest prices per Share at which the Shares are traded on the New York Stock Exchange on each of the five business days immediately preceding the Grant Date, subject to application of any individual award limitations set forth in the Plan.

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(b) For other purposes and unless otherwise determined by the Committee, (i) if the Shares are listed on a national securities exchange, the simple arithmetic mean between the highest and lowest prices per share at which the Shares are traded as reported for the national securities exchange for the day immediately preceding that date, or if not so traded, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such national securities exchange on the day immediately preceding that date, rounded to the nearest number within two decimal places; (ii) if the Shares are not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such quotation system for the day immediately preceding that date, rounded to the nearest number within two decimal places; or (iii) if the Shares are not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Shares.

2.17. “Grant Date” means the date determined by policy, adopted by the Board or Committee, as applicable, or, if the policy does not exist or apply to a particular Award, the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

2.18. “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.19. “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.20. “Other Equity-Based Award” means an Award that is not a Restricted Stock, Restricted Stock Unit, Performance Share Award or Performance Stock Unit Award that is granted under Section 8 and is payable by delivery of Shares and/or which is measured by reference to the value of a Share, but shall not include a stock option or stock appreciation right.

2.21. “Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.22. “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

2.23. “Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award, provided that any Performance Period must be at least 12 months.

2.24. “Performance Share Award” means the grant of a right to receive a number of Shares based upon the attainment of one or more Performance Goals over a Performance Period and/or satisfaction of other terms and conditions, as determined by the Committee.

2.25. “Performance Stock Unit Award” means the grant of a right to receive a number of units, each unit having a value equal to a Share, based upon the attainment of one or more Performance Goals over a Performance Period and/or satisfaction of other terms and conditions, as determined by the Committee.

2.26. “Restricted Stock Award” means the grant of a right to receive a number of Shares that are settled following a Restricted Period, subject to the terms and conditions as determined by the Committee.

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2.27. “Restricted Stock Unit Award” means the grant of a right to receive number of units, each unit having a value equal to a Share, that are settled following a Restricted Period, subject to the terms and conditions as determined by the Committee.

2.28. “Restricted Period” has the meaning set forth in Section 6.3.

2.29. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.30. “Securities Act” means the Securities Act of 1933, as amended. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

2.31. “Share” means a share of common stock, $0.001 par value per share, of the Company or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.3).

2.32. “Subsidiaries” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

2.33. “Substitute Award” has the meaning set forth in Section 4.1(b)(iii).

2.34. “Total Share Reserve” has the meaning set forth in Section 4.1.

3. Administration.

3.1. Committee. The Committee is constituted pursuant to, and governed by, the Company’s By-Laws, Corporate Governance Principles, and Committee charter. The Committee shall be responsible for administering the Plan, subject to this Section and the other provisions of the Plan. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by Applicable Law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, and upon such event all references to the Committee shall be deemed to refer to the Board. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of three or more Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, any action or determination specifically affecting or relating to an Award granted to a Non-Employee Director shall be taken, or approved or ratified, by the independent members of the Board or the Committee of the Board.

3.2. Authority of Committee. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority to:

(a) select Employees and Non-Employee Directors who may receive Awards under the Plan and become Participants;

(b) determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

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(c) determine the sizes and types of Awards, but shall not have the authority to grant stock options or stock appreciation rights as Awards under the Plan;

(d) determine the terms and conditions of Awards;

(e) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company, an Affiliate or a Subsidiary;

(f) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the nonqualified deferred compensation rules under Code Section 409A, where applicable;

(g) make all determinations under the Plan concerning the rights of a Participant upon termination of Continuous Service with the Company, an Affiliate or a Subsidiary, including whether such termination occurs by reason of Cause, Disability and whether a leave constitutes a termination;

(h) determine whether or not a Change in Control shall have occurred;

(i) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(j) establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting schedule, and other provisions of or relating to any Award;

(k) establish and administer any Performance Goals in connection with any Awards, including related performance criteria and applicable Performance Periods, determine the extent to which any Performance Goals and/or other terms and conditions of an Award are attained or are not attained;

(l) construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(m) establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

(n) make all valuation determinations relating to Awards and the payment or settlement thereof;

(o) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(p) subject to the provisions of Section 14, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of Shares of stock subject to any outstanding Award;

(q) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all Applicable Laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, and methods of withholding or providing for the payment of required taxes;

(r) determine whether, and to what extent and under what circumstances Awards may be settled in cash or Shares or canceled or suspended; and

(s) exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

3.3. Committee Decisions Final; Uniformity. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its shareholders, any Affiliate or Subsidiary and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

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3.4. Delegation. Except to the extent prohibited by Applicable Law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Section to any one or more of its members and/or delegate, in writing, all or any part of its responsibilities and powers under this Section to any person or persons selected by it, including the delegation of administrative duties or powers to one or more Employees of the Company as it deems advisable; provided that the Committee may not delegate its authority to correct defects, omissions or inconsistencies in the Plan. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors, the authority to grant Awards to eligible persons who are not Officers. Any such authority delegated or allocated by the Committee under this Section shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

3.5. Indemnification. Each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an Employee of the Company, an Affiliate or a Subsidiary to whom authority was delegated in accordance with this Section, shall be indemnified and held harmless by the Company in accordance with Applicable Laws, the Company’s By-Laws, the Company’s Articles of Incorporation, any indemnification agreement executed by the individual and any indemnification policy that may cover the individual.

4. Shares Subject to the Plan.

4.1. Number of Shares Available for Grants.

(a) The Shares with respect to which Awards may be made under the Plan shall be Shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions or a combination of the foregoing. Subject to adjustment in accordance with Section 4.3, no more than 3,000,000 Shares shall be available for the grant of Awards under the Plan (the “Total Share Reserve”).

(b) Notwithstanding subsection (a), the following shall apply:

(i) Shares subject to an Award will again be available for grant under the Plan to the extent such Shares are not issued upon the expiration, cancellation, forfeiture or termination of an Award, including Shares not issued for the purpose of satisfying any tax withholding obligation.

(ii) To the extent that an Award Agreement provides that the Award shall be settled exclusively in cash, no Shares shall be counted against the Total Share Reserve. If the Award Agreement does not provide for settlement to be exclusively in cash, the Total Share Reserve shall be reduced by the number of Shares subject to the settled portion of such Award.

(iii) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Reserve.

4.2. Award Limits. The following annual limits on the amount of an Award shall apply.

(a) Restricted Stock and Restricted Stock Units. In the calendar year of grant, the total number of Shares of Restricted Stock and Restricted Stock Units that can be covered by one or more Awards to any one Participant cannot be more than an aggregate of 200,000 Shares.

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(b) Performance Shares and Performance Stock Units. In the calendar year in which Awards of Performance Shares vest or Performance Stock Units are settled, no more than an aggregate of 200,000 Shares can be delivered to any one Participant under such Awards.

(c) Other-Equity Based Award. In the calendar year of grant, the total number of Shares that can be covered by one or more Other Equity-Based Awards to any one Participant cannot be more than 200,000 Shares.

(d) Awards to Non-Employee Directors. The maximum aggregate number of Shares that may be subject to Awards granted in any calendar year to any one Non-Employee Director shall not exceed a total value of $300,000 (calculating the value of any Award based on the grant date fair value for financial reporting purposes).

4.3. Adjustments in Authorized Shares.

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution (whether in the form of cash, stock or other property), combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares, or distribution (other than normal or special cash dividends) to shareholders of the Company, or any similar corporate event or transaction, or in the event of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be granted under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Award limits set forth in Section 4.2, and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b) The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or that relate to, the changes or distributions described in subsection (a) and to modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of Performance Periods. The Committee shall not make any adjustment pursuant to this Section that would (i) cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A, or (ii) cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(c) Subject to the provisions of Section 14 and notwithstanding anything else in the Plan to the contrary, without changing the Total Share Reserve, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with FASB ASC Topic 718-20-35-6 or its successor, subject to compliance with the rules under Code Sections 409A as applicable).

4.4. No Limitation on Corporate Actions. Nothing in this Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an Affiliate or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

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5. Eligibility.

5.1. Eligibility. Employees and Directors and those individuals whom the Committee determines are reasonably expected to become Employees and Directors within 30 days following the Grant Date shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, provided that, Awards granted to individuals who are reasonably expected to become Employees and Directors are contingent on commencement of employment or service, as applicable, and shall be automatically canceled if such commencement does not occur within 30 days from the Grant Date.

5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees and Directors and shall determine the nature and amount of each Award.

6. Restricted Awards.

6.1. Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, Shares of Restricted Stock and/or Restricted Stock Units may be granted to Participants in such amounts and upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The terms and conditions of such Awards shall be consistent with the Plan, but need not be uniform among all such Awards or all Participants receiving such Awards.

6.2. Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the Restricted Period, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

6.3. Restricted Period and Other Restrictions. The Restricted Period shall lapse based on Continuous Service as an Employee or Director with the Company, an Affiliate, or a Subsidiary, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement, provided that the Restricted Period for Employees shall not be less than three years. Except as otherwise provided in the Plan, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Restricted Period established by the Committee and specified in the Restricted Stock Award Agreement.

6.4. Settlement. Subject to Section 17.7, after the last day of the Restricted Period applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant. Subject to Section 17.7, after the last day of the Restricted Period applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and cash.

6.5. Termination of Continuous Service. Each Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock following a Participant’s termination of Continuous Service on and after the Grant Date and on or before settlement of the Award. Such provisions shall be determined in the discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such termination.

6.6. Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend. The Committee

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may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Restricted Period and any other conditions and restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been satisfied. Notwithstanding the foregoing, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Restricted Period or any other applicable conditions and restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the conditions and restrictions applicable to the Shares of Restricted Stock under the Award Agreement or the Plan, including the Restricted Period.

6.7. Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A. Restricted Stock Awards are not subject to Code Section 409A.

7. Performance Based Awards.

7.1. Grant of Performance Stock Units or Performance Shares. Subject to the terms of the Plan, Performance Stock Units or Performance Shares may be granted to Participants in such amounts and upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The terms and conditions of such Awards shall be consistent with the Plan, but need not be uniform among all such Awards or all Participants receiving such Awards.

7.2. Award Agreement. Each Performance Stock Unit and/or Performance Share Award shall be evidenced by an Award Agreement that shall specify the number of Performance Stock Units or Performance Shares granted, the Performance Goals, the Performance Period and such other terms and conditions as the Committee shall determine in accordance with the Plan.

7.3. Performance Goals and Performance Period. The Committee shall determine the Performance Period (which shall be at least 12 months), establish the Performance Goals, and determine the threshold, target and maximum payout levels depending on the extent to which the Performance Goals are met.

7.4. Settlement. Subject to Section 17.7, after the last day of the Performance Period applicable to the Participant’s Award and after all conditions and restrictions applicable to such Award have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, the Participant shall be entitled to receive payment on the number and value of Performance Stock Units or Performance Share Awards, as applicable, earned by the Participant over the Performance Period based on the extent to which the corresponding Performance Goals and/or other terms and conditions have been achieved or satisfied, as determined by the Committee. Subject to Section 17.7, the Committee, in its discretion, may settle the earned Performance Stock Units and Performance Shares by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and cash.

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7.5. Termination of Continuous Service. Each Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Performance Stock Units and/or Performance Shares following such Participant’s termination of Continuous Service on and after the Grant Date and on or before settlement of the Award. Such provisions shall be determined in the discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination.

7.6. Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Performance Stock Unit Award and/or Performance Share Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Performance Stock Unit or Performance Share Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

8. Other Equity-Based Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. The Committee shall not grant a stock option or stock appreciation right as an Other-Equity Based Award. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such terms and conditions that are consistent with the Plan, as may be reflected in the applicable Award Agreement. The terms and conditions of such Awards need not be uniform among all such Awards or all Participants receiving such Awards.

9. Dividend Equivalents. Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of the dividend payment dates, during the period between the Grant Date and the date on which the Award vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that such dividend equivalents shall be subject to any performance conditions that apply to the underlying Award. Notwithstanding anything in this Section to the contrary, no dividend equivalents shall be paid on any portion of any Award under the Plan that is not vested, or, in the event that payment or settlement of an Award is contingent on achievement of Performance Goals, for which the Performance Goals have not been achieved.

10. Change in Control. The Board has the discretion to determine the treatment of Awards upon a Change in Control. Absent a determination, no automatic acceleration of vesting under an Award shall occur upon a Change in Control.

11. Withholding Obligations. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Company may satisfy such withholding obligation by any means whatsoever, including withholding cash from any other payment or amounts due to the Participant. Unless otherwise determined by the Committee, the Company will satisfy its withholding obligation by issuing, upon the settlement of an Award, a net number of Shares to the Participant equal to the number of Shares that the Participant would otherwise be entitled to receive upon settlement minus such number of Shares with a value determined on that date equal to any amount required to satisfy the withholding obligation. The Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

12. Transferability. Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. Except as otherwise provided by the Committee, no Award under the Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and

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distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, an Affiliate or a Subsidiary; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

13. Rights of Participants.

13.1. Continued Service.

(a) Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

(b) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Sections 3 and 14, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

13.2. Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.3. Rights as a Shareholder.

(a) General. Except as provided in the Plan and Award Agreement, a Participant shall have none of the rights of a shareholder, including voting rights, with respect to Shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units covered by any Award, or Shares subject to an Other Equity-Based Award, until the Participant becomes the record holder of any Shares settled upon the Award.

(b) Dividends. For Awards of Restricted Stock and Performance Shares, the Participant shall be credited with any normal or special dividends (whether paid in cash or Shares) paid with respect to Shares subject to the Award from the Grant Date through settlement, provided that any such dividends shall be subject to the same terms and conditions as the underlying Award, including the applicable Restricted Period or Performance Period and any other vesting restrictions as relate to the original Shares of Restricted Stock or Performance Shares. No dividends will be credited or paid with respect to any Restricted Stock Units or Performance Stock Units, but Dividend Equivalents may be granted in accordance with Section 9.

13.4. Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to otherwise vest in any Award vested at the time of grant shall only result from continued services as a Director or continued employment, as the case may be, with the Company or any Affiliate or Subsidiary, or satisfaction of any Performance Goals or other conditions or restrictions applicable, by its terms, to such Award.

13.5. No Effects on Benefits. Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, arrangements or otherwise, provided, however, that any payment of cash or Shares upon settlement of an Award pursuant to the Plan is deemed to include any and all vacation pay that may be owed pursuant to applicable minimum employment standards. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

14. Amendment of the Plan and Awards.

14.1. Amendment, Modification and Suspension. Subject to Section 14.2, the Committee may, at any time and from time to time, alter, amend, modify or suspend this Plan and any Award Agreement in whole or in part.

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However, if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code, and if applicable, the NYSE Listed Company Manual, no amendment of this Plan shall be made without shareholder approval.

14.2. Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 4.3, Section 14.3), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

14.3. Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

14.4. Termination of the Plan. Unless earlier terminated by the Board, the Plan shall terminate automatically on May 23, 2024. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date.

15. Forfeiture and Recoupment

15.1. General. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement or other agreement) that a Participant’s (including his or her beneficiary’s) rights, payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment in the event (a) the Participant engages in any Detrimental Activity; (b) of the Participant’s serious misconduct or breach of fiduciary duty; or (c) the Participant’s material violation of the Company’s or Affiliate’s or a Subsidiary’s policies. The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

15.2. Accounting Restatements. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.

15.3. Recoupment Policy. Awards granted under the Plan may be subject to recoupment or clawback as may be required by Applicable Law, or any applicable recoupment or “clawback” policy adopted by the Company as may be amended from time to time.

16. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17. Miscellaneous

17.1. Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon satisfaction of Performance

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Goals, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

17.2. Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. Proceeds from the sale of Shares pursuant to Awards shall constitute general funds of the Company. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Affiliates and/or its Subsidiaries, may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Affiliates and/or its Subsidiaries, under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, an Affiliate, or a Subsidiary, as the case may be.

17.3. No Fractional Shares. Any fractional Shares, Restricted Stock Units or Performance Stock Units or other units that are calculated or determined for any purpose under the Plan shall be rounded to the nearest whole Share or unit, as applicable.

17.4. Legend. The certificates or statements of holdings for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

17.5. Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.6. Non-exclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

17.7. Requirements of Law; Securities Law Compliance.

(a) The granting of Awards and the issuance of Shares under this Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b) No Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares in connection with the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares in connection with such Awards unless and until such authority is obtained.

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17.8. Section 409A. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or foreign law. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Code Section 409A. The Company shall not be liable to any Participant for any tax, interest, or penalties that the Participant might owe as a result of the grant, holding, vesting, or payment of any Award under the Plan.

17.9. Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this subsection, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

17.10. Beneficiary Designation. The Participant other than a Participant residing in the Province of Québec, may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives such Participant, the Participant’s estate shall be deemed to be Participant’s beneficiary. Each designation will revoke all prior designations by the same Participant and shall be effective only when filed by the Participant with the Company during the Participant’s lifetime. The Participant residing in the Province of Québec may only designate a beneficiary by will and upon the death of such Participant, the Company shall settle any then outstanding Award to the liquidator, administrator or executor of the estate of the Participant.

17.11. Expenses. The costs of administering the Plan shall be paid by the Company.

17.12. Severability. The invalidity, illegality or unenforceability of any provision of the Plan or any Award Agreement shall not affect the validity, legality or enforceability of any other provision of the Plan or Award Agreement, and each other provision of the Plan or Award Agreement shall be severable and enforceable to the extent permitted by law.

17.13. Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

17.14. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

17.15. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

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VOTE resolute Forest Products 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 am (Eastern time), on May 24, 2019. Online Go to www.envisionreports.com/RFP or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. For callers outside of the USA, US Territories and Canada, please call 1-781-575-2300. Standard rates will apply. Sign up for electronic delivery at www.envisionreports.com/RFP A 2019 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Randall C. Benson 02 - Suzanne Blanchet 03 - Jennifer C. Dolan 04 - Richard D. Falconer 05 - Jeffrey A. Hearn 06 - Yves Laflamme 07 - Bradley P. Martin 08 - Alain Rhéaume 09 - Michael S. Rousseau For Against Abstain For Against Abstain 2. Ratification of PricewaterhouseCoopers LLP appointment 3. Advisory vote to approve executive compensation (“say-on-pay”) 4. Adoption of the Resolute Forest Products 2019 Equity Incentive Plan B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1PCF 415104 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 030WWD

To receive electronic delivery, sign up at www.envisionreports.com/RFP IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Resolute Forest Products Inc. + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting – May 24, 2019 at the Hampton Inn Cleveland, at 4355 Frontage Road, Cleveland, Tennessee, USA, at 10:00 a.m. Eastern time. Yves Laflamme and Jacques P. Vachon (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Resolute Forest Products Inc. to be held on May 24, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder on the reverse side of this proxy card. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below.